UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

TECHLOTT INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

☐ Fee paid previously with preliminary materials.

TECHLOTT INC.

16 Balfour Street, Jerusalem,

Israel 9210207

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Techlott Inc.:

This Information Statement is first being mailed on or about _____, 2026 to the holders of record of the outstanding voting stock, $0.0001 par value per share (the “Common Stock”), of Techlott Inc., a Nevada corporation formerly named AppYea, Inc. (the “Company”), as of the close of business on August 16, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consents in lieu of a meeting (the “Written Consents”) of the holders of a majority of the voting power of the outstanding shares of stock of the Company (the “Consenting Stockholders”) as of the Record Date.

The Written Consents approved the following actions: (i) an amendment to our Articles of Incorporation, as amended (the “Articles”), to increase the authorized shares of common stock of the Company from 900,000,000 to 10,000,000,000 (the “Increase in Authorized Shares of Common Stock”); and (ii) an amendment to the Articles to effect a reverse stock split of the issued and outstanding shares of common stock at a ratio of not less than 1-for-50 and not more than 1-for-1,000, with the exact ratio to be determined by our Board of Directors in its sole discretion, together with a reduction in the number of authorized shares of common stock to 250,000,000 upon implementation of the reverse stock split (the “Reverse Stock Split”).

The Written Consents constitute the consent of a majority of the voting power of the outstanding shares of stock and are sufficient under the Nevada Revised Statutes (the “NRS”) and our Bylaws to approve the actions described herein. Accordingly, the Increase in Authorized Shares of Common Stock and the Reverse Stock Split are not being submitted to our other stockholders for a vote. Under Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least twenty (20) calendar days after the date on which this Information Statement has been first mailed to the stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Exchange Act, to the holders of the voting and non-voting stock of the Company (the “Stockholders”) to notify the Stockholders of the approval of the Increase in Authorized Shares of Common Stock and the Reverse Stock Split. Because these actions have been approved by the holders of the required majority of the voting power of our outstanding shares of stock, no proxies are being solicited. The actions described herein will not be effected until at least twenty (20) calendar days after the mailing of this Information Statement.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS FURNISHED SOLELY TO INFORM STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND REGULATION 14C.

By Order of the Board of Directors

Eldar Grady, Chairman

August __, 2026

1

INTRODUCTION

This Information Statement is being first mailed on or about ______, 2026, to the Stockholders by the Board of Directors of the Company (the “Board”) to provide material information regarding the Increase in Authorized Shares of Common Stock and the Reverse Stock Split that have been approved by the Written Consents of the Consenting Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instructions. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the shares of stock held of record by them.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE CONSENTING STOCKHOLDERS

Under the NRS and the Company’s Bylaws, any action that may be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted consent to the action in writing. Each of the Increase in Authorized Shares of Common Stock and the Reverse Stock Split requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of stock.

Each holder of Common Stock is entitled to one vote per share of Common Stock held of record, each holder of Series A Preferred Stock is entitled to 3,000 votes per share, and each holder of Series B Preferred Stock is entitled to 15,000 votes per share, in each case voting together with the Common Stock, on any matter properly brought before the stockholders.

CONSENTING STOCKHOLDERS

On the Record Date, the Company had 890,742,444 shares of Common Stock issued and outstanding, the holders of which are entitled to one vote per share, 230,598 shares of Series A Preferred Stock issued and outstanding, the holders of which are entitled to 3,000 votes per share, and 35,684 shares of Series B Preferred Stock issued and outstanding, the holder of which is entitled to 15,000 votes per share, representing an aggregate of 2,117,796,444 votes entitled to be cast on matters submitted to the stockholders.

On August 12, 2026, holders of a majority of the Company’s total voting power executed a written consent approving the Increase in Authorized Shares of Common Stock, and on August 16, 2026, the same holders executed a written consent approving the Reverse Stock Split. The Consenting Stockholders and their holdings represent approximately 65.3% of the total voting power of the Company’s issued and outstanding capital stock, constituting not less than a majority of such voting power and sufficient to approve each of the actions described in this Information Statement under the NRS and the Company’s Articles of Incorporation and Bylaws.

We are not seeking written consent from any other stockholder of the Company, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by Written Consents and giving stockholders notice of such actions as required by the Exchange Act. Because the actions described in this Information Statement were taken by Written Consents, there will be no security holders’ meeting, and representatives of the principal accountants will not be present to respond to questions.

2

APPROVAL OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Amendment to Increase the Authorized Shares of Common Stock

On August 12, 2026, the Board approved, subject to stockholder approval, an amendment to the Company’s Articles of Incorporation, as amended (the “Charter Amendment”), to increase the number of authorized shares of Common Stock from 900,000,000 to 10,000,000,000. On August 16, 2026, the Board approved, declared advisable and recommended to the stockholders the Reverse Stock Split described below.

The text of the Charter Amendment is set forth in Appendix A, and the form of the amendment effecting the Reverse Stock Split is set forth in Appendix B.

Purpose of the Increase

The Company currently has authorized capital stock of 900,000,000 shares of Common Stock, of which 890,742,444 shares were outstanding on the Record Date, and 500,000 shares of “blank check” preferred stock, of which 300,000 shares are designated as Series A Preferred Stock and 100,000 shares are designated as Series B Preferred Stock.

The Consenting Stockholders approved the Charter Amendment in order to ensure a sufficient number of authorized shares of Common Stock for the Company to satisfy its issuance obligations in connection with the acquisition of the Techlott intellectual property, including the shares of Common Stock issuable upon conversion of the Series B Preferred Stock issued to Techlott Enterprises Ltd. and reserved for issuance to each of Yakir Abadi and Eldar Grady, the Chief Executive Officer and Chairman of the Company, respectively, in each case disclosed in the Company’s periodic reports under the Exchange Act. The additional authorized shares are also intended to provide the Company with flexibility to issue Common Stock from time to time for future equity financings, acquisitions and other proper corporate purposes.

The additional authorized shares of Common Stock would be available for issuance from time to time as determined by the Board for any proper corporate purpose, without further action by the stockholders except as required by law or the rules of any market on which the Common Stock is then listed or quoted. Other than as described in this Information Statement and the Company’s public filings, the Company has no present plan, proposal or arrangement to issue the additional authorized shares.

Principal Effects of the Increase in Authorized Shares

The Increase in Authorized Shares of Common Stock will not, by itself, change the number of shares of Common Stock outstanding or alter the rights of existing holders. Stockholders will not realize any immediate dilution in their ownership or voting rights solely as a result of the increase in authorized shares, but will experience dilution as additional shares are issued, including upon conversion of the outstanding Series B Preferred Stock described below. When issued, the additional shares of Common Stock will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights.

The increase in the number of authorized but unissued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, because such shares could be issued in a manner that would make a change in control of the Company more difficult. The Board does not presently intend to issue additional shares for any such purpose, and the Charter Amendment is not being proposed in response to any known effort to acquire control of the Company.

Dissenters’ Rights

Under the NRS, the Company’s stockholders are not entitled to dissenters’ or appraisal rights with respect to the Increase in Authorized Shares of Common Stock or the Reverse Stock Split.

3

THE TECHLOTT ACQUISITION AND THE SERIES B PREFERRED STOCK

In August 2025, the Company entered into an Intellectual Property Purchase Agreement with Techlott Enterprises Ltd., a private company formed under the laws of the Republic of Cyprus (“Techlott Enterprises”), and the transaction closed on December 31, 2025. The Company acquired Techlott Enterprises’ blockchain-based, decentralized lottery technology, an integrated platform that includes an on-chain lottery system, a verifiable randomness service, an off-chain operator platform, and the supporting backend systems and know-how (the “Acquired Assets”). The Company reported the transaction on a Current Report on Form 8-K filed January 7, 2026, accounted for it as an asset acquisition, and recorded the Acquired Assets as an intangible asset of $21,101,317.

As consideration for the Acquired Assets, the Company agreed to issue to Techlott Enterprises a total of 1,909,081,759 shares of Common Stock (the “Consideration Shares”), representing approximately 35% of the Company’s issued and outstanding share capital on a fully diluted basis. As the Company did not have a sufficient number of authorized but unissued shares of Common Stock to deliver the Consideration Shares, the consideration was issued in the form of shares of Series B Preferred Stock, which automatically convert into the Consideration Shares upon the effectiveness of the Increase in Authorized Shares of Common Stock. In addition, under the agreements with it, Techlott Enterprises received anti-dilution protection. Such anti-dilution protection is intended to ensure that Techlott Enterprises maintains ownership of 35% of the Company’s fully diluted share capital, provided that such anti-dilution protection shall be afforded for up to $10 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise. Accordingly, upon the Increase in Authorized Shares of Common Stock, Techlott Enterprises will be issued a total of 1,909,081,759 shares of Common Stock.

Series B Preferred Stock Reserved for Management

In addition to the Series B Preferred Stock issued to Techlott Enterprises, the Company reserved for issuance 17,842 shares of Series B Preferred Stock for each of Yakir Abadi, the Company’s Chief Executive Officer, and Eldar Grady, the Company’s Chairman. Upon the effectiveness of the Increase in Authorized Shares of Common Stock, each share of Series B Preferred Stock will automatically convert into shares of Common Stock at a ratio of 50,000 shares of Common Stock for each share of Series B Preferred Stock. In addition, each of Mr. Abadi and Mr. Grady is entitled to anti-dilution protection to ensure that each maintains ownership of 17.5% of the Company’s fully diluted share capital, provided that such anti-dilution protection shall be afforded for up to $7 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise. Accordingly, upon the Increase in Authorized Shares of Common Stock, Mr. Abadi and Mr. Grady will receive an aggregate of 1,909,081,759 shares of Common Stock.

APPROVAL OF REVERSE STOCK SPLIT AND REDUCTION IN AUTHORIZED SHARES

On August 16, 2026, the Board approved, declared advisable and recommended to the stockholders, and the Consenting Stockholders approved, an amendment to the Articles to effect a reverse stock split of the issued and outstanding shares of Common Stock at a ratio of not less than 1-for-50 and not more than 1-for-1,000, with the exact ratio within that range to be determined by the Board in its sole discretion. Upon and following the implementation of the Reverse Stock Split, regardless of the ratio selected by the Board, the number of authorized shares of Common Stock will, without any further action on the part of the Company or its stockholders, be reduced to 250,000,000 shares.

Reasons for the Reverse Stock Split

The Board approved the Reverse Stock Split principally to provide the Company with the flexibility to establish a per share market price and capital structure appropriate for a potential listing of the Common Stock on a national securities exchange, and to address the substantial increase in the number of outstanding shares of Common Stock that will result from the automatic conversion of the Series A Preferred Stock and the Series B Preferred Stock upon the effectiveness of the Increase in Authorized Shares of Common Stock.

A higher per share market price may also broaden the pool of investors that may consider an investment in the Common Stock, including institutional investors whose investment policies restrict investments in low priced securities. There is no assurance that the Company will satisfy the initial listing requirements of any national securities exchange, that any listing application will be made or approved, or that the market price of the Common Stock following the Reverse Stock Split will increase in proportion to the ratio selected or be sustained.

Board Discretion to Select the Ratio

The stockholders approved a range of ratios, rather than a single ratio, so that the Board may select the ratio it believes appropriate in light of conditions at the time the Reverse Stock Split is effected. In determining the ratio, the Board expects to consider the then prevailing market price and trading volume of the Common Stock, the number of shares of Common Stock outstanding, including shares issuable upon the automatic conversion of the Series A Preferred Stock and the Series B Preferred Stock, prevailing market conditions and applicable listing requirements. The Board will have sole discretion, without further action by the stockholders, to select the final ratio within the approved range, to fix the effective date and time of the Reverse Stock Split, and to abandon the Reverse Stock Split in whole at any time before it becomes effective. The authority granted to the Board will expire, and the Reverse Stock Split will be deemed abandoned, if the Reverse Stock Split has not become effective on or before the date that is twelve months after the date of the stockholder consent approving it.

Principal Effects of the Reverse Stock Split

The Reverse Stock Split will reduce the number of issued and outstanding shares of Common Stock in accordance with the ratio selected by the Board. It will not change the par value of the Common Stock and will not alter the relative rights or preferences of the Common Stock. Each stockholder will hold the same percentage of the outstanding Common Stock immediately after the Reverse Stock Split as that stockholder held immediately before, except for immaterial changes resulting from the rounding up of fractional shares. Proportionate adjustments will be made, in accordance with their respective terms, to the conversion, exercise, exchange and anti-dilution provisions of the Company’s outstanding convertible securities, options and warrants, and to the number of shares reserved for issuance under any equity incentive plan of the Company.

The following table shows the approximate number of shares of Common Stock that would be outstanding following the Reverse Stock Split at selected ratios within the approved range, based on 890,742,444 shares of Common Stock outstanding as of the Record Date, and without giving effect to the rounding up of fractional shares:

Reverse Stock Split Ratio	Approximate Shares of Common Stock Outstanding Following the Reverse Stock Split
1-for-50	17,814,849
1-for-100	8,907,424
1-for-250	3,562,970
1-for-500	1,781,485
1-for-1,000	890,742

The number of shares of Common Stock outstanding at the time the Reverse Stock Split is implemented is expected to be substantially higher than the number outstanding on the Record Date as a result of the issuance of the Consideration Shares and the automatic conversion of the Series A Preferred Stock and the Series B Preferred Stock upon the effectiveness of the Increase in Authorized Shares of Common Stock, and the number of shares of Common Stock outstanding following the Reverse Stock Split will be correspondingly higher.

4

Reduction in Authorized Shares

Upon and following the implementation of the Reverse Stock Split, regardless of the ratio selected by the Board, the number of authorized shares of Common Stock will be reduced to 250,000,000 shares, without any further action on the part of the Company or its stockholders. Because the reduction in the number of authorized shares is fixed and the reduction in the number of outstanding shares depends on the ratio selected, the number of authorized but unissued shares of Common Stock available for future issuance following the Reverse Stock Split will depend on the ratio selected by the Board.

Fractional Shares

No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. Any fractional share that would otherwise result will be rounded up to the next whole share, so that no stockholder of record will be cashed out of, or cease to hold, shares of Common Stock solely as a result of the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

There is no assurance that the market price per share of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding, or that any increase will be sustained. The total market capitalization of the Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. The liquidity of the Common Stock could be adversely affected by the reduced number of shares outstanding, and the Reverse Stock Split may increase the number of stockholders who hold odd lots, which may be more difficult or costly to sell.

Accounting Consequences

The Reverse Stock Split will not change the par value per share of the Common Stock. The stated capital attributable to the Common Stock on the Company’s balance sheet will be reduced in proportion to the ratio selected, and additional paid-in capital will be credited with the amount by which stated capital is reduced. Per share net loss and net book value will be restated retroactively for prior periods to reflect the Reverse Stock Split.

No Going Private Transaction

The Reverse Stock Split is not intended to be, and the Board does not believe that it will have the effect of, a going private transaction within the meaning of Rule 13e-3 under the Exchange Act. Because fractional shares will be rounded up rather than cashed out, the Reverse Stock Split will not reduce the number of holders of record of the Common Stock.

Certain U.S. Federal Income Tax Consequences

The following is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to U.S. holders of Common Stock. It is general in nature, does not address all tax considerations that may be relevant to particular holders in light of their circumstances, and is not tax advice. Holders should consult their own tax advisors regarding the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to be treated as a recapitalization for U.S. federal income tax purposes. Accordingly, a U.S. holder generally should not recognize gain or loss as a result of the Reverse Stock Split. A U.S. holder’s aggregate tax basis in the shares of Common Stock received should equal the aggregate tax basis in the shares surrendered, and the holding period of the shares received should include the holding period of the shares surrendered. A holder who receives a whole share in lieu of a fractional share as a result of rounding may recognize income or gain, although the Company expects any such amounts to be immaterial.

The Reverse Stock Split will be effected by the filing of a certificate of amendment to the Articles with the Secretary of State of the State of Nevada, the form of which is set forth in Appendix B. The Reverse Stock Split may not be implemented earlier than twenty calendar days after the definitive form of this Information Statement is first mailed to stockholders, and remains subject to processing by the Financial Industry Regulatory Authority under FINRA Rule 6490. Stockholders will not be required to exchange stock certificates; the Reverse Stock Split will be reflected in the records of the Company and its transfer agent.

5

CORPORATE NAME CHANGE

Effective May 29, 2026, we filed an amendment to the Company’s Amended and Restated Articles of Incorporation to change the Company’s name from “AppYea, Inc.” to “Techlott Inc.” (the “Name Change”). As a result of the Name Change, the Company’s ticker symbol was changed to “LOTT” (the “Symbol Change”).

The Name Change and Symbol Change were processed and announced by FINRA on June 2, 2026, and became effective in the market at the open of business on June 3, 2026. The Company’s CUSIP number will not change in connection with the Name Change and Symbol Change.

DESCRIPTION OF CAPITAL STOCK

The Company’s authorized capital stock consists of 900,000,000 shares of Common Stock, $0.0001 par value per share, and 500,000 shares of preferred stock, $0.0001 par value per share, issuable in one or more series (the “Preferred Stock”). The following summary describes the material terms of the Common Stock and of each series of Preferred Stock. It is a summary and is qualified by reference to the Company’s Articles of Incorporation, as amended, the certificates of designation for each series, and the Bylaws.

Common Stock

Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of Common Stock do not have cumulative voting rights or preemptive rights, and the Common Stock is not subject to redemption or conversion. Subject to the preferences of any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of legally available funds, and, upon liquidation, to share ratably in the assets available for distribution to stockholders.

Series A Preferred Stock

The Company has designated 300,000 shares of Series A Preferred Stock, of which 230,598 are issued and outstanding, 222,664 of which are held by Boris Molchadsky. The Series A Preferred Stock was issued in June 2020. Each share of Series A Preferred Stock is entitled to 3,000 votes per share, voting together with the Common Stock, and is convertible into shares of Common Stock at a ratio of 1,500 shares of Common Stock for each share of Series A Preferred Stock. The Series A Preferred Stock is not redeemable. The other material terms of the Series A Preferred Stock, including any dividend and liquidation rights, are as set forth in the Series A certificate of designation.

Series B Preferred Stock

The Company has designated 100,000 shares of Series B Preferred Stock, of which 35,684 are issued and outstanding, held by Techlott Enterprises, with an additional 35,684 shares of Series B Preferred Stock reserved for issuance to members of management. The Series B Preferred Stock was issued as consideration in the Techlott acquisition, and automatically converts into Common Stock at a ratio of 50,000 shares of Common Stock for each share of Series B Preferred Stock upon the effectiveness of the Increase in Authorized Shares of Common Stock. Each share of Series B Preferred Stock is entitled to 15,000 votes per share, voting together with the Common Stock. Dividends are payable on the Series B Preferred Stock on an as-converted basis if and when paid on the Common Stock. In a liquidation or dissolution of the Company, the holders of Series B Preferred Stock are entitled to receive, on an as-converted basis and pro rata with the holders of Common Stock, the amount that would have been payable had all shares of Series B Preferred Stock converted into Common Stock. The Series B Preferred Stock is not redeemable, and Techlott Enterprises is entitled to certain anti-dilution protection, in each case as set forth in the Series B certificate of designation.

6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for (a) the executive officers, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Under the rules of the SEC, a stockholder is deemed to be a beneficial owner of any security of which that stockholder has the right to acquire beneficial ownership within 60 days of the Record Date. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 890,742,444 shares of common stock outstanding on the Record Date. The group figure includes 15,019,104 shares of Common Stock held by Ron Mekler, the Company’s Chief Financial Officer.

		% of class	SERIES A	% of class		% of class
	COMMON	(Common	PREFERRED	(Series A	Series B	(Series B
Name of Beneficial Owner	STOCK	Stock)	STOCK (1)	Preferred)	Preferred(2)	Preferred)
Officers and Directors
Yakir Abadi, CEO & Director	500,000	0.06%	-		-	-
Eldar Grady, Chairman	-	-	-		-	-
Mark Katzenelson, President & Director		-
Ben Harris, CTO, Director		-
Boris Molchadsky, Former CEO and Director(3)	163,553,935	18.36%	222,664	96.56%
Adi Shemer, Former CEO	3,008,288	0.34%				-
5% shareholders
Plutus Investments LP(5)	99,420,718	11.16%
Techlott Enterprises Ltd.(4)					35,684	100%
Officers and Directors as a Group (6 persons)	179,073,039	20.10%	222,664	96.56	35,684	100%

(1)	The Series A Preferred Stock were issued in June 2020. The Series A Preferred Stock is authorized to vote with the Common Stock in all stockholder meetings that the Common Stock may vote and each share has voting power equal to 3,000 votes per share and are convertible at a rate of 1,500 shares of common stock to each preferred share.

(2)	On November 26, 2025, the Company filed a certificate of designation (the “B Certificate of Designation”) with the Secretary of State of Nevada, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of the Series B Preferred Stock. The material terms of the Series B Preferred Stock are described below. The total number of authorized shares of the Series B Preferred Stock is 100,000 shares. The Series B Preferred Stock is authorized to vote with the Common Stock in all stockholder meetings at which the Common Stock may vote, each share has voting power equal to 15,000 votes per share, and each share automatically converts into Common Stock upon an increase in the Company’s authorized Common Stock at a rate of 50,000 shares of Common Stock for each share of Series B Preferred Stock. Upon the Increase in Authorized Shares of Common Stock, Techlott Enterprises will be issued 1,909,081,759 shares of Common Stock, and Mr. Abadi and Mr. Grady, our Chief Executive Officer and Chairman, respectively, will be issued an aggregate of 1,909,081,759 shares of Common Stock.

(3)	Comprised of 96,004,464 shares held directly by Mr. Molchadsky and 67,549,471 held through Nexense Technologies Inc.

(4)	The Principals of Techlott Enterprises are Mark Katzenelson, our President and Ben Harris, our Chief Technology Officer.

(5)	Comprised of (i) 14,989,494 shares and (ii) 84,431,224 shares issuable upon conversion of convertible notes based on the publicly traded stock as of April 15, 2026. The notes are not convertible prior to February 15, 2028.

7

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

Except as described in this Information Statement, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, in the actions described in this Information Statement that is not shared by all other holders of Common Stock. The Consenting Stockholders include the holders of all of the outstanding shares of Series B Preferred Stock, which will automatically convert into shares of Common Stock upon the effectiveness of the Increase in Authorized Shares of Common Stock, and the holder of substantially all of the outstanding shares of Series A Preferred Stock, in each case as described above under “The Techlott Acquisition and the Series B Preferred Stock” and “Description of Capital Stock.”

HOUSEHOLDING OF INFORMATION STATEMENT

The SEC permits companies and intermediaries to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement to those stockholders. Upon written or oral request, we will promptly deliver a separate copy to a stockholder at a shared address. Stockholders may also request that we deliver a single copy to a shared address in the future.

FINANCIAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and files annual, quarterly and current reports and other information with the SEC. The Company’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2025 and December 31, 2024, the Company’s unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2026, the related notes, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations are set forth in Annex A to this Information Statement and are being delivered to stockholders together with this Information Statement.

These financial statements and the related Management’s Discussion and Analysis were taken from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 16, 2026, and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on August 14, 2026. The Company will provide, without charge, to each person to whom this Information Statement is delivered, on the written or oral request of that person, an additional copy of those reports. Requests should be directed to the Company at 16 Balfour Street, Jerusalem, Israel 9210207, Attention: Chief Financial Officer. These reports are also available to the public on the SEC’s website at www.sec.gov.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC. These materials are available to the public over the internet at the SEC’s website at www.sec.gov. Additional information regarding the Techlott acquisition and the issuance of the Series B Preferred Stock is contained in the Company’s reports filed with the SEC, including its Current Reports on Form 8-K.

By Order of the Board of Directors

Eldar Grady, Chairman

____________, 2026

8

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF TECHLOTT INC.

Pursuant to the provisions of Nevada Revised Statutes 78.385 and 78.390, Techlott Inc., a Nevada corporation (the “Corporation”), does hereby certify:

1. The Board of Directors of the Corporation has duly adopted, and the holders of a majority of the voting power of the Corporation’s outstanding stock have duly approved by written consent, an amendment to the Corporation’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock.

2. The first paragraph of the article addressing authorized capital stock is hereby amended and restated to read in its entirety as follows: “The total number of shares of capital stock the Corporation is authorized to issue is 10,000,000,000 shares of common stock, par value $0.0001 per share, and 500,000 shares of preferred stock, par value $0.0001 per share.”

3. The foregoing amendment was adopted in accordance with the Nevada Revised Statutes and the Corporation’s Bylaws and will become effective upon filing, or on such later date as set forth in this Certificate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on ________________, 2026.

TECHLOTT INC.

By:
Yakir Abadi, Chief Executive Officer

9

Appendix B

FORM OF CERTIFICATE OF AMENDMENT

TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF TECHLOTT INC.

Pursuant to the provisions of Nevada Revised Statutes 78.385 and 78.390, the undersigned corporation adopts the following amendment to its Amended and Restated Articles of Incorporation, as amended:

1. The Articles are hereby amended to add the following provision: “Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), each [●] shares of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one validly issued, fully paid and nonassessable share of common stock, without any further action by the Corporation or the holder thereof. No fractional shares shall be issued in connection with the foregoing combination, and any fractional share that would otherwise result shall be rounded up to the nearest whole share. Following the Effective Time, the total number of shares of common stock that the Corporation is authorized to issue is 250,000,000 shares of common stock, par value $0.0001 per share.”

2. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power have voted in favor of the amendment is: approximately 65.3%, by written consent in lieu of a meeting pursuant to NRS 78.320.

3. Effective date and time of filing: [●].

TECHLOTT INC.

By:
Name:
Title:

10

ANNEX A

FINANCIAL STATEMENTS AND MANAGEMENT’S DISCUSSION AND ANALYSIS

The following financial statements and Management’s Discussion and Analysis were taken from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026.

Please note that, effective May 29, 2026, we filed an amendment to the Company’s Amended and Restated Articles of Incorporation to change the Company’s name from “AppYea, Inc.” to “Techlott Inc.” (the “Name Change”). References in the discussion below to “AppYea, Inc.” should be understood to refer to Techlott Inc., and all references to “APYP” should be understood to refer to “LOTT,” our new stock symbol following the Name Change.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to provide information necessary to understand our audited consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2025 and highlight certain other information which, in the opinion of management, will enhance a reader’s understanding of our financial condition, changes in financial condition and results of operations. In particular, the discussion is intended to provide an analysis of significant trends and material changes in our financial position and the operating results of our business during the year ended December 31, 2025, as compared to the fiscal year ended December 31, 2024. This discussion should be read in conjunction with our consolidated financial statements for the fiscal years ended December 31, 2025 and December 31, 2024 and related notes included elsewhere in this Annual Report on Form 10-K. These historical financial statements may not be indicative of our future performance. This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains numerous forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risks described throughout this filing, particularly in “Item 1A. Risk Factors.”

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosure of contingent assets and liabilities. In some cases, we could reasonably have used different accounting policies and estimates. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.

Use of estimates

The accompanying Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense. Significant estimates include our ability to continue as going concern, the recoverability of long-lived assets, the recoverability of amounts due from related parties, the valuation of stock-based compensation and certain debt and derivative liabilities, recognition of loss contingencies and deferred tax valuation allowances. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which would be recorded in the period in which they become known.

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Financial statements in United States dollars

The functional currency of the Company is the U.S. dollar, as the U.S. dollar is the currency of the primary economic environment in which the Company operates. The Company’s transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar denominated transactions and balances have been re-measured to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters” In accordance with ASC 830, monetary balances denominated in or linked to foreign currency are stated on the basis of the exchange rates prevailing at the applicable balance sheet date. For foreign currency transactions included in the statement of operations, the exchange rates applicable on the relevant transaction dates are used.. All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations and are included in the Financial Expenses – net line. The exchange rate of the US Dollar to the Israeli Shekel was 3.647 and 3.014 as of December 31, 2024 and 2025, respectively.

Cash and Cash equivalents

Cash equivalents are short-term highly liquid investments that are readily convertible to cash when originally purchased with maturities of three months or less.

Property, plant and equipment, net

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at a 33% annual rates.

Other Intangible Assets

Identifiable intangible assets are stated at cost, net of accumulated amortization. Patents are amortized using the straight-line method over 7 years. Intellectual Properties are amortized using the straight-line method over its estimated useful economic life, as determined by the Company.

Capitalized internal-use software costs are included in intangibles assets, net in the consolidated statement of financial position. As of December 31, 2024, the Company didn’t amortize the internal-use software costs because it didn’t reach the necessary stage. During 2025, the Company reassessed the qualifying criteria for capitalizing development costs and, as a result, determined to amortize all costs that had previously been capitalized under this framework.

Derivative Financial Instruments

Management evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option based simple derivative financial instruments, the Company uses an option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

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Fair value of financial instruments

As defined in ASC 820 “Fair Value Measurements” (“ASC 820”), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

Concentrations of credit risk

The financial instruments include cash, accounts receivable, accounts payable, accrued expenses, loans payable, due to officers and derivative financial instruments. Balances in various cash accounts may at times exceed insured limits. We have not experienced any losses in such accounts. Cash and cash equivalents are invested in major banks in Israel and United States. Generally, these deposits may be redeemed upon demand and therefore, management believes there is minimal risk. Other than certain warrant and convertible instruments (derivative financial instruments). we believe the carrying values of our financial instruments approximate their fair values because they are short term in nature or payable on demand. Our derivative financial instruments are carried at a measured fair value. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

Convertible Debt

For convertible debt that does not contain an embedded derivative that requires bifurcation, the conversion feature is evaluated to determine if the rate of conversion is below market value and should be categorized as a beneficial conversion feature (“BCF”). A BCF related to debt is recorded by the Company as a debt discount and with the offset recorded to equity. The related convertible debt is recorded net of the discount for the BCF. The discount is amortized as additional interest expense over the term of the debt with the resulting debt discount being accreted over the term of the note.

The Fair Value Measurement Option

We have elected the fair value measurement option for convertible debt with embedded derivatives that require bifurcation, and record the entire hybrid financing instrument at fair value under the guidance of ASC 815, Derivatives and Hedging (“ASC 815”). The Company reports interest expense, including accrued interest, related to this convertible debt under the fair value option, within the change in fair value of convertible notes and derivatives in the accompanying consolidated statement of operations.

Research and development costs

Research and development consist of costs incurred in the process of developing product improvements or new products and are expensed to the statement of operations as incurred.

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General and administrative expenses

General and administrative expenses consists of all corporate overhead costs incurred by the Company.

Stock-Based Compensation

We account for stock-based compensation in accordance with ASC 718, Stock Compensation (“ASC 718”). ASC 718, which requires that the cost resulting from all share-based transactions be recorded in the financial statements over the respective service periods. It establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Company utilizes the straight-line method allocating the cost over the service period.

Income taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification Topic 740, “Accounting for Income Taxes” (“ASC 740”), using the liability method whereby deferred tax assets and liability account balances are determined based on the differences between financial reporting and the tax basis for assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company accounts for uncertain tax provisions in accordance with ASC 740. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

Basic and Diluted Net Income (Loss) per Share :

The Company computes net income (loss) per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and Convertible preferred stock, using the if-converted method: In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. For the years ending December 31, 2024 and 2023, there were 230,598 and 258,745 shares, respectively, of convertible preferred stock outstanding and conversion privileges attached to convertible promissory notes payable.

Recently Issued Accounting Pronouncements

On January 1, 2021, the Company adopted ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. The adoption of ASU 2019-12 did not have a material effect on its consolidated financial statements.

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In August 2020, the FASB issued ASU 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40)” (“ASU 2020-06”), which is intended to address issues identified as a result of the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. For convertible instruments, ASU 2020-06 reduces the number of accounting models for convertible debt instruments and convertible preferred stock, and enhances information transparency by making targeted improvements to the disclosures for convertible instruments and earnings-per-share guidance on the basis of feedback from financial statement users. ASU 2020-06 is effective for fiscal years, and interim periods in those fiscal years, beginning after December 15, 2023 (effective January 1, 2024) for smaller reporting companies. The Company is determining the adoption of this new accounting guidance and the effect on its consolidated financial statements throughout the period until implementation.

Significant Events that Occurred During 2025

(i) On each of July 24 and July 30, 2025, entities controlled by Mr. Yakir Abadi and Mr. Eldar Grady, the new CEO and Chairman of the Board, who were appointed to these positions as of August 12, 2025, invested 234,000 NIS in the Company by the purchase of units comprised if i) shares of the Company’s common stock, and: 2) warrants to purchase two (2) additional shares of common stocks exercisable through the second anniversary of the issuance of such options, at a per share exercise price of $0.01. The per unit purchase price was $0.005, for a total purchase price of 234,000 NIS (approximately $69,200 as of the date of this report).

(ii) On August 1, 2025, Mr. Asaf Porat and the Company reached an understanding that Mr. Porat’s position as the Chief Financial Officer has terminated. Mr. Porat continued to provide services to the Company through August 31, 2025. Effective August 12, 2025, Mr. Ron Mekler, who has served as a director of the Company through August 12, 205, was been appointed as Chief Financial Officer. Mr. Mekler resigned from his position as a director on the board on such date.

(iii) On August 12, 2025, the Company and the holders of outstanding convertible promissory notes in an aggregate amount of approximately $1.8 million have agreed to extend to February 15, 2026 the maturity date of the Convertible Notes (the “New Maturity Date”), freeze the continuing accrual of interest and to not exercise their right to convert the Convertible Notes through the New Maturity Date, in consideration of the repayment in cash by the New Maturity Date of the outstanding principal and accrued interest on the Notes together with a premium not exceeding 10%. The Company’s obligation to repay these amounts is subject to the Company raising additional operating capital. Thereafter, on December 31, 2025, the holders of outstanding convertible promissory notes of the Company in an aggregate amount of approximately $0.8 million have agreed to convert the outstanding balance of these notes into 263,411,477 shares of the Company’s Common stock (the “Conversion Shares”). In addition, the holder of convertible promissory notes of the Company in an aggregate amount $863,840 has agreed to (i) extend the maturity date of such notes by an additional two years to February 15, 2028 and (ii) to refrain from exercising the conversion of terms of such notes until the new extended maturity date. The interest on the balance of such note shall continue to accrue at per annum rate of eight percent (8%).

(iv) In consideration for its efforts in facilitating the extension of the maturity date of the Convertible Notes and the associated waivers discussed above, the Company agreed to issue to an unrelated third party consultant options for 45 million shares of Company common stock, which are vested upon grant and exercisable at a per share price of $0.0001, subject to a 12 month lockup.

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(v) Subject to the increase in authorized share capital of the Company, the Company and each of Mr. Abadi and Mr. Grady (the “Share Capital Increase”) agreed that each of these individuals will be issued each options to purchase 638,961,306 shares of Company common stock, exercisable for a five year period and at the per share price, in each case as set forth below:

(i)	options for 212,965,804 shares of common stock shall vest and become exercisable upon the aggregate trading volume of the Company’s publicly traded share of common stock being at a value of least $500,000 over any consecutive 30-day period;
(ii)	options for 212,965,804 shares of common stock shall vest and become exercisable upon the aggregate trading volume of the Company’s publicly traded share of common stock trading at a average daily trading price of at least $0.03 for 15 consecutive trading days; and
(iii)	options for 213,029,698 shares of common stock shall vest and become exercisable upon the Company’s completion of a capital raise of at least $1 million.

(vi) On September 30, 2025, the Board e agreed to change the aforementioned resolution regarding the issuance of such options to Mr. Abadi and Mr. Grady, and instead, to enter into a subscription agreement for an identical number of shares of the company’s common stocks at a per share purchase price of $0.0001. see Item (xi) below. The Subscription Agreement goes into effect upon the increase in the Company’s authorized share capital. The Subscription Agreement provides that if certain specified milestones are not achieved with five (5) years then all or part of the Subscription Shares are to be returned to Company’s treasury. In addition, under the Subscription Agreement, each of YA and EG are entitled to anti-dilution protection, such that in the event of any issuance by the Company of shares of Common Stock or securities convertible into shares of Common Stock, whether for cash, in exchange for assets, services, or pursuant to debt conversion or otherwise, the Company shall issue additional shares to YA and EG so that their respective percentage ownership shall be maintained following such issuance, provided that such anti-dilution protection shall be afforded for up to $7 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise. Any adjustment shall be made at the end of each quarter following the release of the financial statements for the quarter in which the value was received.

Each of YA and EG received anti dilution protection. Such anti-dilution protection is intended to ensure that each of YA and EG maintains ownership of 17.5% of the Company’s fully diluted share capital, provided that such anti-dilution protection shall be afforded for up to $7 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise.

(vii) On September 4, 2025, the Company accepted subscriptions for $550,000 from five qualified investors in consideration of the issuance, in the aggregate, of 45,333,333 shares of the Company’s common stock and warrants to purchase an additional 12,750,000 shares of common stock, exercisable for a period not exceeding 12 months and at per share exercise prices between $0.015 and $0.02.

(viii) On October 8, 2025, the Company accepted subscriptions for $50,000 from a qualified investor in consideration of the issuance, in the aggregate, of 2,000,000 shares of the Company’s common stock at per share prices between $0.019.

(ix) On November 26, 2025, the Company filed a certificate of designation (the “B Certificate of Designation”) with the Secretary of State of Nevada, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of the Series B Preferred Stock. The total number of authorized shares of the Series B Preferred Stock is 100,000 shares.

On December 31 2025, an amendment was filed with the State of Nevada to the B Certificate of Designation providing that that each Series B Preferred Shares will automatically convert into 25,000 shares of Common Stock (the “Series B Mandatory Conversion”) upon the effectiveness of the Authorized Increase in Shares of Common Stock. On April 13, 2026, a further amendment was filed to correct a clerical error and providing that at the Series B Mandatory Conversion each Series B Preferred Share will convert into 50,000 shares of Common Stock.

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(x) On December 29, 2025, the Company and its CFO, Ron Mekler, entered into a subscription agreement for the purchase by Mr. Mekler of 12,500,000 shares at a per unit purchase price of $0.018. RM also received warrant to purchase 12,500,000 shares of common stocks at an exercise price of $0.022. under the Subscription Agreement, RM is entitled to anti-dilution protection, such that in the event of any issuance by the Company of shares of Common Stock or securities convertible into shares of Common Stock, whether for cash, in exchange for assets, services, or pursuant to debt conversion or otherwise, the Company shall issue additional shares to RM so that his respective percentage ownership shall be maintained following such issuance, provided that such anti-dilution protection shall be afforded for up to $7 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise. Any adjustment shall be made at the end of each quarter following the release of the financial statements for the quarter in which the value was received.

Mr. Mekler received anti dilution protection. Such anti-dilution protection is intended to ensure that RM maintains ownership of 2% of the Company’s fully diluted share capital, provided that such anti-dilution protection shall be afforded for up to $7 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise. Any adjustment shall be made at the end of each quarter following the release of the financial statements for the quarter in which the value was received.

(xi) On December 31, 2025, AppYea completed its acquisition of its previously announced agreement with Techlott to purchase the Techlott Technology. Pursuant to the terms of the Purchase Agreement, the aggregate consideration to be paid by the Company (the “Consideration Shares”) of the Company’s Common Stock, representing 35% of the Company’s issued and outstanding capital on a fully diluted basis. However, pending the increase in the number of the authorized shares of the Company’s Common Stock (the “Authorized Common Stock Share Increase”), the Company issued to Techlott 35,684 shares of the newly created preferred stock, par value $0.0001 per share (the “Series B Preferred”), which by their terms automatically convert into the Consideration Shares upon the effectiveness of the Authorized Common Stock Share Increase.

Techlott received anti dilution protection. Such anti-dilution protection is intended to ensure that Techlott maintains ownership of 35% of the Company’s fully diluted share capital, provided that such anti-dilution protection shall be afforded for up to $10 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise. Any adjustment shall be made at the end of each quarter following the release of the financial statements for the quarter in which the value was received.

(xii) On January 27, 2026, we accepted subscriptions for $750,000 from four qualified investors in consideration of the issuance, in the aggregate, of 34,090,908 shares of the Company’s common stock and, with respect to one investor for $450,000, warrants to purchase an additional 20,454,545 shares of common stock, exercisable for a period three years and at per share exercise price $0.026.

Key Financial Terms and Metrics

The following discussion summarizes the key factors our management believes are necessary for an understanding of our consolidated financial statements.

Revenues

We have generated insignificant revenues from product sales to date.

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Research and Development Expenses

The process of researching and developing our product candidates is lengthy, unpredictable, and subject to many risks. We expect to continue incurring substantial expenses for the next several years as we continue to develop our product candidates. We are unable, with any certainty, to estimate either the costs or the timelines in which those expenses will be incurred. The design and development of our devices will consume a large proportion of our current, as well as projected, resources.

Our research and development costs include costs are comprised of:

● internal recurring costs, such as personnel-related costs (salaries, employee benefits, equity compensation and other costs), materials and supplies, facilities and maintenance costs attributable to research and development functions; and

● fees paid to external parties who provide us with contract services, such as programing, preclinical testing, manufacturing and related testing and clinical trial activities.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, employee benefits, equity compensation, and other personnel-related costs associated with executive, administrative and other support staff. Other significant general and administrative expenses include the costs associated with professional fees for accounting, auditing, insurance costs, consulting and legal services, along with facility and maintenance costs attributable to general and administrative functions.

Financial Expenses

Financial expenses consist primarily impact of exchange rate derived from re-measurement of monetary balance sheet items denominated in non-dollar currencies. Other financial expenses include bank’s fees and interest on long term loans. Financial income derives mainly from change in derivative value of convertible loans.

Comparison of the Year Ended December 31, 2025 to the Year Ended December 31, 2024.

Our financial results for the year ended December 31, 2024 are summarized as follows in comparison to the year ended December 31, 2023:

	Year Ended
	December 31, 2025	December 31, 2024
Operating Expenses
Research and Development	$240,000	339,000
General and Administrative	$16,689,000	1,114,000
Financing expenses (income)	$(1,963,000)	2,208,000
Loss for the year	$15,097,000	4,032,000

Revenues. Revenues for the twelve months ended December 31, 2025 and 2024 were $7,625 and $29,000 respectively. All revenues were attributable to sales of our appnea devices.

Research and Development Expenses , Research and development expenses decreased from $339,000 for the year ended December 31, 2024 to $240,000 for the twelve months ended December 31, 2025. The decrease is primarily attributable to reduced development activities associated with certain of the Company’s products.

General and Administrative Expenses . General and administrative expenses increased from $1,114,000 for the year ended December 31, 2024 to $16,689,000 for the twelve months ended December 31, 2025. The increase in expenses is primarily attribute able to remeasurement of approximately $15.7 million in the fair value of contingent liability components and anti-dilution features related to the issuance of shares to controlling shareholders.

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Loss. Loss for the twelve months ended December 31, 2025 and 2024, was $15,097,000 and $4,032,000 respectively and is primarily attributable to remeasurement of approximately $9 million in the fair value of contingent liability components and anti-dilution features related to the issuance of shares to controlling shareholders and to Change in fair value of convertible loans..

Liquidity and Capital Resources

From inception, we have funded our operations from a combination of loans and sales of equity.

As of December 31, 2025, we had a total of $408,000 in cash resources and approximately $8,799,000 of liabilities, $795,000 of which are current liabilities.

AppYea has experienced operating losses since its inception and had a total accumulated deficit of $25,455,000 as of December 31, 2025. We expect to incur additional costs and require additional capital. We have incurred losses in nearly every year since inception. These losses have resulted in significant cash used in operations. During the years ended December 31 2025 and 2024, our cash used in operations was approximately $606,000 and $785,000, respectively. We need to invest in marketing of our products, as we continue to conduct these activities, we expect the cash needed to fund operations to increase significantly over the next several years.

The following table provides a summary of operating, investing, and financing cash flows for the period ended December 31, 2024 and 2023 respectively:

	For the Years ended
	December 31, 2025	December 31, 2024
	US Dollars
Net cash used in operating activities	$606,000	785,000
Net cash used in investment activities	$-	80,000
Net cash provided by Financing Activities	$935,000	719,000

Between December 2024 and December 2025, we raised an aggregate of $260,000 from private placement of shares of our common stock at a per share price of $0.01 and the issuance of warrants, exercisable for a two year period from the date of issuance for an identical number of shares at a per share exercise price of $0.04, and additional $124,000 from exercise of outstanding warrants at an exercise price of $0.0066 per share, which was reduced from $0.04 if exercised within a specified shorter duration. In respect of the raise the investors are entitled to an aggregate 26,000,000 shares of our common stock and identical number of warrants, of which 13,500,000 have already been issued. The subscription proceeds are being used to complete the IOS design and development of our biofeedback snoring treatment wristband (AppySleep product) as well as general corporate matters. More recently, we raised in July 2025 through entities controlled by Mr. Yakir Abadi and Mr. Eldad Grady, the new CEO and Chairman of the Board, respectively, appointed as of August 12, 2025, invested 234,000 NIS in the Company by the purchase of units comprised of; 1) Shares of the Company’s common stock at a par value of $0.0001 per share, and: 2) Warrants to purchase two (2) additional shares of common stocks exercisable through the second anniversary of the issuance of such options, at a per share exercise price of $0.01, at a per unit purchase price of $0.005 for a total purchase price of 234,000 NIS (approximately $69,200 as of the date of this report). Each of them received 7,000,000 of Company’s shares of common stock.

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On September 4, 2025, the Company accepted subscriptions for $550,000 from five qualified investors in consideration of the issuance, in the aggregate, of 45,333,333 shares of the Company’s common stock and warrants to purchase an additional 12,750,000 shares of common stock, exercisable for a period not exceeding 12 months and at per share exercise prices between $0.015 and $0.02.

On October 8, 2025, the Company accepted subscriptions for $50,000 from a qualified investor in consideration of the issuance, in the aggregate, of 2,000,000 shares of the Company’s common stock prices between $0.019.

As of January 27, 2026, we accepted subscriptions for $750,000 from four qualified investors in consideration of the issuance, in the aggregate, of 34,090,908 shares of the Company’s common stock and, with respect to one investor for $450,000, warrants to purchase an additional 20,454,545 shares of common stock, exercisable for a period three years and at per share exercise price $0.026.

On December 31, 2025, the holders of outstanding convertible promissory notes of the Company in an aggregate amount of approximately $0.8 million have agreed to convert the outstanding balance of these notes into 263,411,477 shares of the Company’s Common stock (the “Conversion Shares”). In addition, the holder of convertible promissory notes of the Company in an aggregate amount $863,840 has agreed to (i) extend the maturity date of such notes by an additional two years to February 15, 2028 and (ii) to refrain from exercising the conversion of terms of such notes until the new extended maturity date. The interest on the balance of such note shall continue to accrue at per annum rate of eight percent (8%).

Management believes that funds on hand, will enable us to fund our operations and capital expenditure requirements through December 2026. We need to raise additional operating capital in order to maintain operations as presently conducted and to realize our business plan beyond such date.

Our accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these consolidated financial statements. However, the Company has incurred substantial losses. Our current liabilities exceed our current assets and available cash is not sufficient to fund the expected future operations. The Company is raising additional capital through debt and equity securities in order to continue the funding of its operations. However, there is no assurance that the Company can raise enough funds or generate sufficient revenues to pay its obligations as they become due, which raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights, future revenue streams, or product candidates or to grant licenses on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

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Going Concern

For the year ended December 31, 2025, and as of the date of this report, we assessed our financial condition and concluded that based on our current and projected cash resources and commitments, as well as other factors mentioned above, there is a substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We have accumulated deficit of $25,455,000 and a working capital deficit of $224,000 on December 31 2025, as well as negative operating cash flows. Our report from our independent registered public accounting firm for the year ended December 31, 2025, includes an explanatory paragraph stating the Company has recurring losses and limited operations which raise substantial doubt about its ability to continue as a going concern. If the Company is unable to obtain adequate capital, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Smaller Reporting Company Status

Currently, we qualify as a smaller reporting company.

As a smaller reporting company, we are eligible and have taken advantage of certain exemptions from various reporting requirements that are not available to public reporting companies that do not qualify for this classification, including, but not limited to:

● An opportunity for reduced disclosure obligations regarding executive compensation in our periodic and annual reports, including without limitation exemption from the requirement to provide a compensation discussion and analysis describing compensation practices and procedures,

● An opportunity for reduced financial statement disclosure in registration statements and in annual reports on Form 10-K, which only requires two years of audited financial statements rather than the three years of audited financial statements that are required for other public companies,

● An opportunity for reduced audit and other compliance expenses as we are not subject to the requirement to obtain an auditor’s report on internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002, and

● An opportunity to utilize the non-accelerated filer time-line requirements beginning with our annual report for the year ending December 31, 2024 and quarterly filings thereafter.

For as long as we continue to be a smaller reporting company, we expect that we will take advantage of both the reduced internal control audit requirements and the disclosure obligations available to us as a result of this classification.

21

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Appyea Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Appyea Inc. and its subsidiary (the “Company”) as of December 31, 2025 and 2024, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “Financial Statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2021

/s/ Barzily & Co., CPAs

BARZILY AND CO., CPA’s

Jerusalem, Israel ,

April 16, 2026

22

APPYEA INC.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

	Note	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents		408	79
Other accounts receivables	5	113	29
Inventory		50	23
Total current assets		571	131
Non-current assets
Property and equipment, net		5	3
Intangible assets, net	3	21,157	251
Total non-current assets		21,162	254
Total assets		21,733	385
LIABILITIES AND EQUITY
Current liabilities
Trade payables		26	33
Other accounts payable and related party payables	7	685	252
Short-term loans from related party	8	84	79
Derivative liability – Anti-dilution rights	4	7,103
Convertible loans at fair value	9	-	1,302
Total Current liabilities		7897	1,666
Non-current liabilities
Long term convertible loans at fair value	9	901	2,861
Total Long-term liabilities		901	2,861
Total liabilities		8,798	4,527
COMMITMENT AND CONTINGENCIES	10	-	-
STOCKHOLDERS’ EQUITY
AppYea Inc. Stockholders’ Equity:
Convertible preferred A stock, $ 0.0001 par value	14	-	-
Convertible preferred B stock, $ 0.0001 par value	14	-	-
Convertible preferred stock, $ 0.0001 par value	14	-	-
Common stock, $ 0.0001 par value	14	84	50
Shares to be issued		117	294
Additional Paid in Capital		38,217	5,886
Treasury Stocks		(14)	-
Accumulated deficit		(25,455)	(10,358)
Total AppYea Inc. stockholders’ equity		12,949	(4,128)
Non-controlling interests		(14)	(14)
Total Stockholders’ Equity		12,935	(4,142)
Total liabilities and equity		21,733	385

The accompanying notes are an integral part of the financial statements.

23

APPYEA INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands)

		For the year ended December 31,
	Note	2025	2024
Revenue		8	29
Cost of sales		23	15
Gross (loss) profit		(15)	14
Research and development expenses		240	339
Sales and marketing expenses		116	385
General and administrative expenses	15	16,689	1,114
Operating loss		(17,060)	(1,824)
Change in fair value of convertible loans and warrant liability		2,393	(2,037)
Financial expenses, net		(430)	(171)
Loss before income tax benefit		(15,097)	(4,032)
Income tax benefit	16		-
Net loss		(15,097)	(4,032)
Net loss attributable to AppYea Inc.		(15,097)	(4,032)
Net Loss Per Common Share:
Basic and diluted		(0.026)	(0.009)
Weighted Average Number of Common Shares Basic and Diluted		588,125,315	456,132,388

The accompanying notes are an integral part of the financial statements.

24

APPYEA INC.

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIENCY

(U.S. dollars in thousands)

	Preferred Stock - Series A	Preferred Stock – Series B	Common Stock		Treasury	Shares to be	Additional Paid in	Accumulated		Non-controlling	Total
	Number*	Number*	Number*	Amount	Stocks	issued	Capital	Deficit	Total	interests	Deficiency
Balance as of January 1, 2025	230,598	-	521,133,474	50	-	294	5,886	(10,358)	(4,128)	(14)	(4,142)
Issuance of Shares
Issuance of Shares, shares
Shares to be issued to service providers
Shares to be issued to investors
Issuance of Shares to investors			90,964,911	9		(165)	824		668		668
Share issuance to services providers			5,125,000			(16)	32		16		16
Share based compensation			-				491		491		491
Share issuance upon conversion of Preferred stock
Share issuance upon conversion of Preferred stock, shares
Shares to be issued put option
Share based compensation upon conversion of debt to related party
Share based compensation employees & service providers
Exercise of share based compensation to investors			5,000,000	1					1		1
Shares issued upon conversion of options			18,787,879	2		-	122		124		124
Convertible note conversion (note 9)			218,515,270	22		4	843		869		869
Series B issuance for acquisition of intellectual property (note 3)		35,684					18,740		18,740		18,740
Contingent shares issuable to controlling shareholders							11,267		11,267		11,267
Preferred Shares – Series B (note 4)		-							0
Treasury stocks (note 18)			(2,875,000)		(14)		12		(2)		(2)
Net loss	-	-	-	-		-	-	(15,097)	(15,097)	-	(15,097)
Balance as of December 31, 2025	230,598	35,684	856,651,534	84	(14)	117	38,217	(25,455)	12,949	(14)	12,935

The accompanying notes are an integral part of the financial statements.

25

APPYEA INC.

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIENCY

(U.S. dollars in thousands)

	Preferred Stock		Common Stock		Treasury	Shares to be	Additional Paid in	Accumulated		Non-controlling	Total
	Number*	Amount	Number*	Amount	Stocks	issued	Capital	Deficit	Total	interests	Deficiency
Balance as of January 1, 2024	258,745	-	328,836,657	31	-	559	3,197	(6,326)	(2,539)	(14)	(2,553)
Balance	258,745	-	328,836,657	31	-	559	3,197	(6,326)	(2,539)	(14)	(2,553)
Issuance of Shares	-		102,389,447	10		(501)	1,082	-	591	-	591
Shares to be issued to service providers	-		-	-		56	-	-	56		56
Shares to be issued to investors	-		-	-	-	125	-	-	125	-	125
Share based compensation to investors	-		-	-		-	118	-	118	-	118
Share issuance upon conversion of Preferred stock	(28,147)		42,217,500	4		-	(4)	-	-	-	-
Shares to be issued put option	-		-	-		118			118		118
Share based compensation upon conversion of debt to related party	-		-	-		-	338	-	338	-	338
Share based compensation employees & service providers			-	-		-	1,067		1,067		1,067
Share issuance to services providers from stock payable and exercise of share-based compensation			42,821,579	5		(63)	61		3		3
Convertible note conversion	-		4,868,291	-			27	-	27	-	27
Net loss	-		-	-			-	(4,032)	(4,032)	-	(4,032)
Balance as of December 31, 2024	230,598	-	521,133,474	50	-	294	5,886	(10,358)	(4,128)	(14)	(4,142)
Balance	230,598	-	521,133,474	50	-	294	5,886	(10,358)	(4,128)	(14)	(4,142)

The accompanying notes are an integral part of the financial statements.

26

APPYEA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For the year ended December 31
	2025	2024
Cash flows from operating activities:
Net loss	(15,097)	(4,032)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	20	24
Write-off of intangible assets	178	-
Share based compensation	15,749	1,029
Change in fair value of convertible loans and warrant liability and financial expenses, net	(2,393)	2,037
Financial expenses, net	430	171
Changes in operating assets and liabilities:
Other accounts receivables	(9)	13
Inventory	(26)	(10)
Accounts payable	560	8
Accounts payables – related party	(18)	(25)
Net cash used in operating activities	(606)	(785)
Cash flows from investing activities:
Research and development expenses capitalization	-	(80)
Net cash used in investing activities	-	(80)
Cash flows from financing activities:
Proceeds from convertible Note received less issuance expenses	-	-
Proceeds on account of shares to be issued		105
Exercise of shared based compensation		2
Proceeds from issuance of Common Stock	935	612
Net cash provided by financing activities	935	719
Foreign exchange on Cash and cash equivalents	-	3
Change in cash and cash equivalents	329	(143)
Cash and cash equivalents at beginning of year	79	222
Cash and cash equivalents at end of year	408	79
Non-cash investing and financing activities
Derivative liability recognized as debt discount	-	119
Conversion of convertible notes into common stock	869	-
Issuance of Series B preferred shares and anti-dilution rights in exchange of Techlott’s IP	21,101
Related partied debt conversion to option Common stock	-	338

The accompanying notes are an integral part of the financial statements.

27

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - GENERAL

A .	AppYea, Inc. (“AppYea”, “the Company”, “we” or “us”) was incorporated in the State of South Dakota on November 26, 2012 to engage in the acquisition, purchase, maintenance and creation of mobile software applications. The Company is in the development stage with no significant revenues. On November 1, 2021 the Company was redomiciled in the State of Nevada.

The Company’s common stock is traded on the OTC Markets, OTCQB tier, under the symbol “APYP”.

B.	Strategic Development

On August 20, 2025 the Company entered into an agreement with Techlott Enterprises Ltd. (“Techlott”), a Cypriot company, for the purchase (the “Techlott Purchase Agreement”) of proprietary blockchain-based decentralized lottery ecosystem leveraging smart contracts, verifiable randomness, and advanced infrastructure to deliver transparent, secure, and scalable lottery experiences (the “Technology”) and the underlying intellectual property (the “Technology”) for consideration consisting of shares of the Company’s common stock par value $ 0.0001 per share (the “Common Stock”). For further details, see note 3 (Asset acquisition).

C .	SleepX LTD is a company formed under the laws of the State of Israel and a wholly owned subsidiary of the Company (“SleepX”). SleepX is a research and development company that has developed a proprietary product for monitoring and treating sleep apnea and snoring. The technology is protected by several international patents.

SleepX has incorporated, together with an unrelated third party, a privately held company under the laws of the State of Israel named Ta-nooma Ltd. (“Ta-nooma”). Ta-nooma has developed sleeping monitoring technology for which patent applications were filed and has no revenue from operations. Since its incorporation and as of the financial statements date, Sleepx holds 66.7 % of the voting interest of Ta-nooma.

D.	Going Concern

The financial statements are presented on a going-concern basis. To date, the Company has not generated any significant revenues, suffered recurring losses from operations, incurred negative cash flows from operating activities, and is dependent upon external sources for financing its operations. As of December 31, 2025 and December 31, 2024 the Company had an accumulated deficit of $ 25,455,000 and $ 10,358,000 , accordingly. In 2025, the Company recognized an intangible asset in the amount of $ 21,101,317 in connection with the issuance of shares of TechLott Ltd. valued at $ 18,739,546 . As a result of this transaction, the Company recorded an increase in shareholders’ equity at the end of 2025 in the same amount, resulting in a total shareholders’ equity surplus of $ 12,935,000 .

The accumulated deficit raise substantial doubt about the Company’s ability to continue as a going concern. The Company intends to continue to finance its operating activities by raising capital. There are no assurances that the Company will be successful in obtaining an adequate level of financing needed for its long-term research and development activities on commercially reasonable terms or at all. If the Company will not have sufficient liquidity resources, the Company may not be able to continue the development of its product candidates or may be required to implement cost reduction measures and may be required to delay part of its development programs.

28

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

The financial statements do not include any adjustments for the values of assets and liabilities and their classification that may be necessary in the event that the Company is no longer able to continue its operations as a “going concern”.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include accounts of the Company and its wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

The significant policies in the preparation of the consolidated financial statements are:

a.	Basis of consolidation and presentation

These consolidated financial statements of the Company have been prepared on a historical cost basis, except for financial instruments classified as financial instruments at fair value through profit and loss, which are stated at their fair value. In addition, the consolidated financial statements have been prepared using the accrual basis of accounting, except for the statement of cash flows.

These consolidated financial statements incorporate the financial statements of the Company and its wholly controlled subsidiaries. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. These consolidated financial statements include the accounts of the Company and its direct wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated.

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.

b.	Use of estimates :

The accompanying Consolidated Financial Statements are prepared in accordance with U.S. GAAP which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Significant estimates include the ability to continue as a going concern, the recoverability of long-lived assets, the recoverability of amounts due from related parties, the valuation of stock-based compensation and certain debt and derivative liabilities, recognition of loss contingencies and deferred tax valuation allowances. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which would be recorded in the period in which they become known. See note 8 regarding the Convertible Loans and Warrants estimations.

c.	Financial statements in United States dollars :

The functional currency of the Company is the U.S. dollar, as the U.S. dollar is the currency of the primary economic environment in which the Company operates. The Company’s transactions and balances denominated in U.S. dollars are presented at their original amounts. Non-dollar denominated transactions and balances have been re-measured to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters” In accordance with ASC 830, monetary balances denominated in or linked to foreign currency are stated on the basis of the exchange rates prevailing at the applicable balance sheet date. For foreign currency transactions included in the statement of operations, the exchange rates applicable on the relevant transaction dates are used. All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statements of operations and are included in the Financial Expenses – net line. The exchange rate of the US Dollar to the Israeli Shekel was 3.19 and 3.647 as of December 31, 2025 and 2024, respectively.

29

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

d.	Cash and Cash equivalents :

Cash equivalents are short-term highly liquid investments that are readily convertible to cash when originally purchased with maturities of three months or less.

e.	Property and equipment, net :

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets at the following annual rates:

SCHEDULE OF DEPRECIATION RATES CALCULATED OVER ESTIMATED USEFUL LIVES OF ASSETS

%
Computers equipment and software	33

f.	Intangible Assets, net

Identifiable intangible assets are stated at cost, net of accumulated amortization. Patents are amortized using the straight-line method over 7 years.

Techlott’s Intellectual Propertie is amortized using the straight-line method over its estimated useful economic life, as determined by the Company as a 10 years period.

Capitalized internal-use software costs are included in intangibles assets, net in the consolidated statement of financial position. As of December 31, 2024, the Company didn’t amortize the internal-use software costs because it didn’t reach the necessary stage. During 2025, the Company reassessed the qualifying criteria for capitalizing development costs and, as a result, determined to amortize all costs that had previously been capitalized under this framework.

g.	Derivative Financial Instruments

Management evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income. For option-based simple derivative financial instruments, the Company uses an option-pricing model to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. The Company do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

h.	Fair value of financial instruments :

As defined in ASC 820, “Fair Value Measurements” (“ASC 820”), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three broad levels of the fair value hierarchy are as follows:

Level 1 – Quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2 – Quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly

Level 3 – Unobservable inputs for which little or no market data exists, therefore requiring a company to develop its own assumptions

30

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

i.	Concentrations of credit risks :

The financial instruments include cash, accounts receivable, accounts payable, accrued expenses, loans payable, due to officers and derivative financial instruments. Balances in various cash accounts may at times exceed insured limits. The Company have not experienced any losses in such accounts. Cash and cash equivalents are invested in major banks in Israel and United States. Generally, these deposits may be redeemed upon demand and therefore, management believes there is minimal risk. Other than certain warrant and convertible instruments (derivative financial instruments). The Company believe the carrying values of our financial instruments approximate their fair values because they are short term in nature or payable on demand. Our derivative financial instruments are carried at a measured fair value. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

j.	The Fair Value Measurement Option

The Company have elected the fair value measurement option for convertible debt with embedded derivatives that require bifurcation, and record the entire hybrid financing instrument at fair value under the guidance of ASC 815, Derivatives and Hedging (“ASC 815”). The Company reports interest expense, including accrued interest, related to this convertible debt under the fair value option, within the change in fair value of convertible notes and derivatives in the accompanying consolidated statement of operations.

k.	Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue Recognition at the amount to which it expects to be entitled when control of the products or services is transferred to its customers.

The Company determine revenue recognition through the following steps: (1) identification of the contract with a customer; (2) identification of the performance obligations in the contract; (3) determination of the transaction price; (4) allocation of the transaction price to the performance obligations in the contract; and (5) recognition of revenue when, or as, a performance obligation is satisfied.

Our contracts are typically governed by a customer purchase order. The contract generally specifies the delivery of what constitutes a single performance obligation. If an arrangement involves multiple performance obligations, the items are analyzed to determine the separate units of accounting, whether the items have value on a standalone basis and whether there is objective and reliable evidence of their standalone selling price. The total contract transaction price is allocated to the identified performance obligations based upon the relative standalone selling prices of the performance obligations. The standalone selling price is based on an observable price for services sold to other comparable customers.

As discussed in more detail below, revenue is recognized when a customer obtains control of promised goods or services under the terms of a contract and is measured as the amount of consideration The Company expects to receive in exchange for transferring goods or providing services. The Company do not have any material extended payment terms, as payment is due at or shortly after the time of the sale. Sales, value-added and other taxes collected concurrently with revenue producing activities are excluded from revenue.

A contract liability is recognized as deferred revenue when we invoice customers, or receive customer cash payments, in advance of satisfying the related performance obligation(s) under the terms of a contract. Deferred revenue is recognized as revenue when we have satisfied the related performance obligation.

The Company have one main revenue stream: wristband sales, with the AppySleep App. For this revenue stream, our performance obligations are satisfied at a point in time, and therefore, revenue is recognized at point in time when a customer takes control of the good or asset created by the service. Factors that may indicate transfer of control are when The Company have the right to receive payment for the good or service, when the legal title of the asset has been transferred, physical possession of the asset has been transferred, the customer obtains the significant risks and rewards of ownership of the asset, and the customer accepts the asset. For customers, control is transferred upon delivery.

31

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

The Company leverage drop-ship shipments with our partners and suppliers to deliver wristbands to our customers without having to physically hold the inventory at our warehouses, thereby increasing efficiency and reducing costs. The Company recognize revenue for drop-ship arrangements on a gross basis as the principal in the transaction when the product is received by the customer because we control the product prior to transfer to the customer. We also assume primary responsibility for the fulfillment in the arrangement, we assume inventory risk if something were to happen to the hardware during shipping, we set the price of the product charged to the customer.

The Company intends to recognize record reductions to Products net sales related to future product returns, price protection and other customer incentive programs based on the Company’s expectations and historical experience.

l.	Research and development costs :

Research and development consist of costs incurred in the process of developing product improvements or new products and are expensed to the statement of operations as incurred.

m.	General and administrative expenses :

General and administrative expenses consist of all corporate overhead costs incurred by the Company.

n.	Stock-Based Compensation :

The Company accounts for stock-based compensation in accordance with ASC 718, Stock Compensation (“ASC 718”). ASC 718, which requires that the cost resulting from all share-based transactions be recorded in the financial statements over the respective service periods. It establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Company utilizes the straight-line method allocating the cost over the service period.

The Company measures and recognizes compensation expense for all share-based payment awards made to employees, directors, and non-employees, including Restricted Stock Awards (“RSAs”), Restricted Stock Units (“RSUs”), and performance-based stock units (“PSUs”), based on their estimated grant date fair value.

Measurement and Recognition

Service-Based Awards: For awards with only service-based vesting conditions (time-based vesting), the fair value is determined based on the closing price of the Company’s common stock on the date of grant. The compensation expense is recognized on a straight-line basis over the requisite service period (the vesting period).

Performance-Based Awards: For awards that vest based on the achievement of specific performance targets (e.g., revenue goals, EBITDA, or clinical milestones), compensation expense is recognized only if it is probable that the performance condition will be achieved. The Company evaluates the probability of achievement each reporting period and adjusts the cumulative compensation expense as necessary.

Market-Based Awards: (Optional, use if applicable) For awards with market-based conditions (e.g., stock price targets), the fair value is estimated using a Monte Carlo simulation model on the grant date and is recognized regardless of whether the market condition is ultimately satisfied, provided the service period is completed.

o.	Income taxes :

The Company accounts for income taxes in accordance with ASC 740, “Accounting for Income Taxes” (“ASC 740”), using the liability method whereby deferred tax assets and liability are determined based on the differences between financial reporting and the tax basis for assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company accounts for uncertain tax provisions in accordance with ASC 740. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

32

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

p.	Basic and Diluted Net Loss per Share :

The Company computes net loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and Convertible preferred stock, using the if-converted method: In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive. For the years ending December 31, 2025 and 2024, there were 230,598 shares, of convertible Series A preferred stock, and 35,684 shares, of convertible Series B preferred stock, outstanding and conversion privileges attached to convertible promissory notes payable.

Q.	Business Combinations, Asset Acquisitions

The Company accounts for acquisitions in accordance with ASC 805, “Business Combinations,” and applicable SEC reporting requirements under Regulation S-X, Rule 3-05 and Regulation S-K, Items 101 and 303. Transactions qualifying as business combinations are accounted for under the acquisition method, while those classified as asset acquisitions follow the guidance in ASC 805-50. Additionally, the Company evaluates whether a transaction qualifies as a reverse acquisition under ASC 805-40 and applies the appropriate accounting and disclosure requirements.

For transactions classified as asset acquisitions under ASC 805-50, the Company:

●	Applies the “screen test” to determine whether substantially all of the fair value of gross assets acquired is concentrated in a single identifiable asset or group of similar assets (ASC 805-10-55-3A).
●	Applies the “screen test” to determine whether substantially all of the fair value of gross assets acquired is concentrated in a single identifiable asset or group of similar assets (ASC 805-10-55-3A).
●	Allocates the purchase price using a cost accumulation model, assigning costs to acquired assets based on their relative fair values (ASC 805-50-30-3).
●	Capitalizes direct acquisition costs as part of the asset’s cost, unlike business combinations where such costs are expensed (ASC 805-50-25-1).

q.	Recent Accounting Pronouncements

On January 1, 2024, the Company adopted ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires all public entities to provide enhanced disclosures about significant segment expenses. The amendments in this ASU are to be applied retrospectively. The Company is in the process of determining the potential impact of adopting this guidance on its financial position, results of operations, cash flow and disclosures. The adoption of ASU 2023-07 did not have a material effect on its consolidated financial statements.

NOTE 3 - Asset Acquisition

On August 20, 2025 the Company entered into an agreement with Techlott Enterprises Ltd. (“Techlott”), a Cypriot company, for the purchase (the “Techlott Purchase Agreement”) of proprietary blockchain-based decentralized lottery ecosystem leveraging smart contracts, verifiable randomness, and advanced infrastructure to deliver transparent, secure, and scalable lottery experiences (the “Technology”) and the underlying intellectual property (the “Technology”) for consideration consisting of shares of the Company’s common stock par value $ 0.0001 per share (the “Common Stock”).

The agreement with Techlott represents a strategic business pivot for the Company by focusing it on the rapidly growing institutional lottery market, providing a complete, production-ready technology package engineered for enterprise deployments. The Techlott platform is a decentralized randomness and verification architecture engineered for regulated, outcome-driven markets. The system enables provable fairness, real-time auditability, and independent verification–addressing long-standing transparency limitations in legacy gaming and compliance-sensitive systems.

Under the terms of the Intellectual Property Purchase Agreement dated as of August 20, 2025 entered into between the Company and Techlott (the “Purchase Agreement”) the Company agreed to purchase all rights, title and interest in the Techlott Technology (the Techlott IP) in consideration of the issuance to Techlott of the Company’s Common Stock representing 35 % of the issued and outstanding Company share capital on a fully diluted basis.

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APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

In connection with the above transactions, Techlott and Bary Molchadsky, a Company director and the then holder of a majority of the outstanding voting share capital of the Company, entered into a Shareholders Agreement as of such date pursuant to which Techlott is entitled to designate two (2)of the five directors of the Company’s Board of Directors at the closing of the purchase of the Technology under the IP Purchase Agreement. Techlott’s right to designate the Board directors continues so long as it holds at least 20% of the Company’s outstanding capital.

Additionally, under the Shareholders Agreement the Techlott designated directors have effective veto rights over certain Company actions, including any changes to the Company’s business, issuance of new equity securities and any mergers and acquisitions. At the closing of the Technology purchase, Mr. Mark Katzenelson, the president of Techlott, will be appointed as President of the Company and Ben Harris, the CTO of Techlott, will be appointed as CTO of the Company. Techlott was also granted under the Shareholders Agreement anti-dilution protection for the Techlott Company Shares for any Company capital raise that the Company may raise up to $ 10 million. Techlott was granted piggy back registration rights for its Techlott Company Shares. Such anti-dilution protection shall remain in effect without any time limitations.

Mr. Mark Katzenelson, the president of Techlott, was appointed as President of the Company and Mr. Ben Harris, the CTO of Techlott, was appointed as CTO of the Company. Each of Mr. Katzenelson and Mr. Harris were also appointed to the Company’s board of directors (the “Company Board”).

The intellectual Property purchased by the Company from Techlott was measured by the fair value of the consideration of shares that was granted to Techlott upon closing date. The fair value was calculated as the quoted market price multiplied by the number of shares issued, adjusted for the DLOM to account for the extended restriction period and the absence of immediate marketability.

Shares granted to Techlott upon closing date:

SCHEDULE OF SHARES GRANTED ON AGREEMENT

	Quantity	IP Fair Value ($)
Common Appyea Shares	1,784,207,205	(*	)	18,739,546
Techlott Shares Anti Dilution	-			2,361,771

The fair value was classified as level 3 within the fair value hierarchy.

(*)

Closing date of the IP acquisition

On December 31, 2025, AppYea completed its acquisition of the Techlott Technology. Pursuant to the terms of the Purchase Agreement, the aggregate consideration to be paid by the Company (the “Consideration Shares”) of the Company’s Common Stock, representing 35 % of the Company’s issued and outstanding capital on a fully diluted basis. However, pending the increase in the number of the authorized shares of the Company’s Common Stock (the “Authorized Common Stock Share Increase”), the Company issued to Techlott 35,684 shares of the newly created preferred stock, par value $ 0.0001 per share (the “Series B Preferred”), which by their terms automatically convert into the Consideration Shares upon the effectiveness of the Authorized Common Stock Share Increase. For more details see note 4. (Series B Preferred shares issuance).

NOTE 4 - CHANGE IN CONTROL

In connection with the acquisition of the intangible asset described in Note 3, On August 14, 2025, the Company appointed two additional members to its leadership team. Mr.Yakir Abadi as Chief Executive Officer (CEO), and Mr. Eldar Edmond Grady as Chairman of the Board.

Mr. Boris Molchadsky, the former Chief Executive Officer, resigned from his position and was appointed as a director of the Company.

On August 12, 2025, Mr. Asaf Porat, the former Chief Financial Officer, notified the Company of his resignation, and Mr. Ron Mekler, previously a director of the Company, was appointed as the Company Chief Financial Officer (CFO).

(a)	Share Acquisitions by Newly Appointed Directors – Yakir Abadi and Elder Grady

a.	Initial Investment

(i)	On each of July 24 and July 30, 2025, entities controlled by Mr. Yakir Abadi and Mr. Elder Grady, the new CEO and Chairman of the Board, invested 234,000 NIS in the Company by the purchase of units comprised of i) shares of the Company’s common stock, and: 2) warrants to purchase two (2) additional shares of common stocks exercisable through the second anniversary of the issuance of such options, at a per share exercise price of $ 0.01 . The per unit purchase price was $ 0.005 , for a total purchase price of 234,000 NIS (approximately $ 69,200 as of the date of this report). Each of them received 7,000,000 of Company’s common shares.

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APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

b.	Acquisition of Control of the Company in Collaboration with Techlott

(i)	Subject to the increase in authorized share capital of the Company, on August 12, 2025 the Company and each of Mr. Abadi and Mr. Grady (the “Share Capital Increase”) agreed that each of these individuals will be each options to purchase 638,961,306 shares of Company common stock, exercisable for a five year period and at the per share price, in each case as set forth below:

a.	options for 212,965,804 shares of common stock shall vest and become exercisable upon the aggregate trading volume of the Company’s publicly traded share of common stock being at a value of least $500,000 over any consecutive 30-day period ;
b.	options for 212,965,804 shares of common stock shall vest and become exercisable upon the aggregate trading volume of the Company’s publicly traded share of common stock trading at an average daily trading price of at least $0.03 for 15 consecutive trading days ; and
c.	options for 213,029,698 shares of common stock shall vest and become exercisable upon the Company’s completion of a capital raise of at least $1 million .

(ii)	As of the date of these financial statements, none of the above vesting conditions have been satisfied.

c.	Modification of agreements related to the Acquisition of Control of the Company – Yakir Abadi and Eldar Grady

On September 30, 2025, the Board approved a modification of the aforementioned arrangements, replacing the prior agreement for the grant of options with the revised terms as described herein. Under the revised terms, the Company entered into subscription agreements with Mr. Abadi and Mr. Grady for an identical number of shares of the Company’s common stock at a purchase price of $ 0.0001 per share. The revised arrangements retain the same contingent conditions described above. The shares issued under the revised terms represent, in the aggregate, 35 % of the Company’s fully diluted share capital, consistent with the ownership percentage held by Techlott.

(i)	The Subscription Agreement provides that if the three abovementioned milestones are not achieved within five (5) years, then all or part of the Subscription Shares are to be returned to the Company’s treasury. In addition, under the Subscription Agreement, each of YA and EG are entitled to anti-dilution protection, such that in the event of any issuance by the Company of shares of Common Stock or securities convertible into shares of Common Stock, whether for cash, in exchange for assets, services, or pursuant to debt conversion or otherwise, the Company shall issue additional shares to YA and EG so that their respective percentage ownership shall be maintained following such issuance.
(ii)	Such anti-dilution protection is intended to ensure that each of YA and EG maintains ownership of 17.5 % of the Company’s fully diluted share capital, provided that such anti-dilution protection shall be afforded for up to $ 7 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise. Such anti-dilution protection shall remain in effect without any time limitations.

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APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

(iii)	Any adjustment shall be made at the end of each quarter following the release of the financial statements for the quarter in which the value was received.
(iv)	This modification to the agreements for the acquisition of control resulted in the recognition of contingent shares, which have been granted but are subject to the achievement of future performance conditions, as described in Note 4(a) above.

d.	Contingent Shares

e.	Recognition and presentation

(i)	The contingent shares are recognized at fair value as of the reporting date and presented as Preferred B stock payable.
(iii)	Upon approval of the increase in the Company’s authorized share capital and the automatic conversion of the Company’s Series B preferred shares into common stock, the amounts recorded as common stock payable will be reclassified to share capital and additional paid-in capital, as applicable.

f.	Valuation

(i)	The fair value of the awards was estimated using valuation techniques appropriate for the specific vesting conditions. The resulting fair value is recognized in the statements of operations.
(ii)	Awards subject to market-based conditions were valued using the Black-Scholes option pricing model, incorporating key inputs such as the Company’s share price, exercise price, expected volatility, expected term, risk-free interest rate and dividend yield.
(iii)	Awards subject to market price conditions were valued using a Monte Carlo simulation model, which incorporates multiple potential future price paths to estimate the probability and timing of achieving the market conditions.

g.	Fair value of contingent shares

(i)	As of the grant date - December 31, 2025, the fair value of the contingent shares was as follows:

SCHEDULE OF FAIR VALUE OF CONTINGENT SHARE

	Quantity	Fair Value ($)
Eldar Grady	458,005,989	5,633,474
Yakir Abadi	458,005,989	5,633,474

The fair value was classified as level 3 within the fair value hierarchy.

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APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

(b)	Share acquisitions by Newly Appointed Directors – Mr. Ron Mekler

(i)	On December 29, 2025, the Company and its CFO, Ron Mekler, entered into a subscription agreement for the purchase by RM of 12,500,000 shares at a per unit purchase price of $ 0.018 . RM also received warrant to purchase 12,500,000 shares of common stocks at an exercise price of $ 0.022 . Under the Subscription Agreement, RM is entitled to anti-dilution protection, such that in the event of any issuance by the Company of shares of Common Stock or securities convertible into shares of Common Stock, whether for cash, in exchange for assets, services, or pursuant to debt conversion or otherwise, the Company shall issue additional shares to RM so that his respective percentage ownership shall be maintained following such issuance,
(ii)	Such anti-dilution protection is intended to ensure that RM maintains ownership of 2 % of the Company’s fully diluted share capital, provided that such anti-dilution protection shall be afforded for up to $ 7 million of value received by the Company, whether measured in gross proceeds, value of assets recorded on the Company’s financial statements or otherwise. Any adjustment shall be made at the end of each quarter following the release of the financial statements for the quarter in which the value was received. Such anti-dilution protection shall remain in effect without any time limitations.

(c)	Derivative liability – Anti-dilution rights

(i)	In the above-mentioned equity-based arrangements with the Company’s CEO and Chairman, the Company’s CFO, and the acquisition of intellectual property from Techlott Ltd., the Company granted some anti-dilution protection rights.
(ii)	These rights entitle the holders to receive additional shares of the Company’s common stock upon future capital raises (up to specified thresholds), in order to maintain their relative ownership. As the number of shares to be issued is variable, these rights are not considered indexed to the Company’s own stock. Accordingly, under ASC 815-40, such rights are classified as derivative liabilities.
(iii)	The derivative liabilities are measured at fair value, with changes in fair value recognized in the statement of operations under “change in fair value of derivative liabilities.” The liabilities are presented within current or non-current liabilities in the balance sheet, based on the expected timing of settlement.
(iv)	The anti-dilution protection is triggered upon future equity financings up to $ 7 million or $ 10 million (as applicable under each agreement).
(v)	The derivative liabilities were initially recognized and measured as of December 31, 2025. The fair value recognized at initial measurement was recorded partly as an asset acquisition and partly as a loss in the statement of operations for the year ended December 31, 2025. No subsequent remeasurement was recognized during the period.

a.	Valuation methodology

(i)	The fair value of the anti-dilution feature was determined using a scenario-based approach that considers potential future financing outcomes.
(ii)	For each scenario, the Company estimated (i) the value of the shares assuming the anti-dilution protection is in place and (ii) the value assuming no such protection exists. The incremental value attributable to the anti-dilution feature represents the difference between these two outcomes.
(iii)	The expected value across scenarios was probability-weighted and subsequently discounted to present value using an appropriate risk-free rate.
(iv)	Key assumptions include expected future Company valuations, dilution rates in potential capital raises, timing of potential financing events, and the probability assigned to each scenario.

37

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

b.	Anti-dilution liability valuation

(i)	The valuation reflects scenario analysis of potential future financing events. Two representative scenarios were considered: (i) a financing event at a Company valuation of approximately $50 million, assuming a 15% new share issuance, and (ii) a financing event at a Company valuation of approximately $100 million, assuming an 11.1% new share issuance. These scenarios were assigned probabilities of 70% and 30%, respectively.
(ii)	The resulting fair value reflects the probability-weighted outcomes of these scenarios, consistent with the valuation methodology described above. The valuation involves significant unobservable inputs and is classified within Level 3 of the fair value hierarchy.
(iii)	Changes in key assumptions, including expected Company valuation and dilution rates, could result in a material change in the fair value of the derivative liability.

c.	Techlott anti-dilution rights

(i)	In connection with the IP acquisition from Techlott Ltd., Techlott was granted anti-dilution protection for future capital raises of up to $ 10 million.

As of December 31, 2025, the fair value of the Techlott shares amounted to:

●	$ 18,740 thousand, and the related anti-dilution derivative liability amounted to $ 2,362 thousand.

d.	Management -related anti-dilution rights

(i)	In connection with equity arrangements with members of management (including the CEO, Chairman and CFO), the Company granted anti-dilution protection for capital raises of up to $ 7 million. These anti-dilution features are accounted for as derivative liabilities, separate from the underline share-based compensation arrangements.

As of December 31, 2025, the related anti-dilution derivative liabilities amounted to:

●	Yakir Abadi – $ 2,081 thousand
●	Eldar Grady – $ 2,081 thousand
●	Ron Mekler – $ 578 thousand

(d)	New Directors Benefits

(i)	On September 30, 2025, the Company entered into a consulting agreement with YA (the “YA Consulting Agreement”) and with EG (the “EG Consulting Agreement”). Under the terms of each of the YK Consulting Agreement and the EG Consulting Agreement, each of YA and EG is entitled to a monthly fee of $ 30,000 , retroactive to August 12, 2025 (in each case the “Base Fee”) for a three-year period. In addition, in the event that the Company decides to terminate a consulting agreement for any reason other than cause (as defined in each agreement) or there is Change of Control (as defined in each agreement), then the Company is to pay to YK or EG, as the case may be, a severance payment equal to 36 months Base Fee. In addition, each of YK and EG is entitled to reimbursement for any amounts expended in the course of their services to the Company.

38

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

(ii)	In conjunction with their appointments, on December 31, 2025, the Company entered into a consulting agreement with each of Mr. Katzenelson and Harris. Under the terms of each of the consulting agreements, each of Mr. Katzenelson and Harris is entitled to a monthly fee of $ 30,000 , retroactive to August 20, 2025 (in each case the “Base Fee”) for a three-year period. In addition, in the event that the Company decides to terminate a consulting agreement for any reason other than cause (as defined in each agreement) or there is Change of Control (as defined in each agreement), then the Company is to pay to each of them as the case may be, a severance payment equal to 36 months Base Fee. In addition, each of Mr. Katzenelson and Harris is entitled to reimbursement for any amounts expended in the course of their services to the Company.
Each consulting agreement contains standard confidentiality and non-compete arrangements.

(iii)	On November 18, 2025, the Company and Ron Mekler (“RM”), entered into a consulting agreement (the “RM Consulting Agreement”). Under the terms of RM Consulting Agreement, RM is entitled to a monthly fee of $ 10,000 , retroactive to August 12, 2025 (the “Base Fee”) for a two-year period. In addition, in the event that the Company decides to terminate the RM Consulting Agreement or any reason other than cause (as defined in the agreement), then the Company is to pay to RM, a severance payment equal to the lesser of 6 months Base Fee and the duration of the Term. If the Company elects to not renew the term of the agreement upon its scheduled termination, then RM shall be entitled to three (3) months’ Base Fee. In addition, under the RM Consulting agreement, RM is entitled to options for 15 million shares to vest in equal quarterly installments of 7,500,000 option shares on each of March 31 and June 30, 2026.

(e)	Series B Preferred Stock

(i)	On November 26, 2025, the Company filed a certificate of designation (the “B Certificate of Designation”) with the Secretary of State of Nevada, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the shares of the Series B Preferred Stock. The material terms of the Series B- Preferred Stock are described below. The total number of authorized shares of the Series B Preferred Stock is 100,000 shares.

(ii)	On December 31 2025, an amendment was filed to the B Certificate of Designation with respect to the number of shares of Common stock into which the Series B Preferred Stock are to mandatorily convert.

a.	Mandatory Conversion

(i)	Each outstanding share of Series B Preferred Stock will automatically convert into 50,000 shares of Common Stock (the “B Mandatory Conversion”) upon the effectiveness of the Authorized Increase in Shares of Common Stock. 35,684 shares were issued to Techlott upon closing date of the IP purchase, on 31 of December 2025, and an additional 35,684 shares of Series B Preferred Stock were reserved for the benefit of Mr. Yakir Abadi and Mr. Eldar Edmond Grady, which shall likewise automatically convert into shares of Common Stock upon the effectiveness of the authorized increase in share capital.

b.	Liquidation Preference

(i)	In the event of any liquidation or dissolution of the Company, the holders of Series B Preferred Stock shall be entitled receive, pro rata with the holders of the Company’s Common Stock, and any other shares of preferred stock of the Company identified as “Designated Preferred Stock,” a per share amount equal to such amount per share as would have been payable had all shares of Series B Preferred Stock been converted to Common Stock pursuant to the B Certificate of Designation (without giving effect to any ownership limitations therein) immediately prior to such liquidation or dissolution of the Company (the “Liquidation Preference”).

c.	Redemption

(i)	The Series B Preferred Stock are not redeemable.

d.	Dividends

(i)	Dividends will be paid on the Series B Preferred Stock on an as-converted basis when, as, and if paid on the Common Stock.

e.	Voting Rights

(i)	Except as required by law, each share of Series B Preferred Stock shall be entitle its holder to vote fifteen thousand shares (15,000) at any meeting of the stockholders or otherwise to participate in any action taken by the Company or the stockholders thereof, or to receive notice of any meeting of stockholders.

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APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 - OTHER ACCOUNTS RECEIVABLES

SCHEDULE OF OTHER ACCOUNTS RECEIVABLE

	December 31,
	2025	2024
In U.S. dollars in thousands
Governmental authorities	9	8
Other receivables (*)	104	21
Total other accounts receivable	113	29

(*)	Including $ 75,000 receivable from a related party, due to share purchase

NOTE 6 - INTANGIBLE ASSET

A.	For details on the IP purchase from Techlott, see note 3.
B.	On May 12, 2021, SleepX entered into a patent license agreement with Nexense Technologies USA Inc., (“Nexense” or the “Licensor”) a related party, which is controlled by Boris Molchadsky (the company chairman, board member, and control person) pursuant to which SleepX will receive from the Licensor the rights to use all of the Licensor’s owned intellectual property (the “IP”) for any commercial purposes. Management believes that the IP is not currently ready for private or commercial use and therefore, SleepX will be required to research, develop, apply for patents protection and invest in the IP in order to ready it for commercial use. Any change, improvement, inventive addition, progress, results of research or a new product with respect to the intellectual property rights, will all be owned solely by SleepX.

The payment terms for the license agreement are 3 % of the gross profit arising from the sale of the products based on the licensed IP and up to an aggregate amount of $ 2,000,000 . As part of the agreement, SleepX has issued to the related party shares equivalent to 40 % of SleepX, after dilution.

This IP asset is valued in the financial statements at the cost that Licensor paid to acquire the IP. As of December 31, 2025, the Company has not generated significant revenues and accordingly no royalties were paid.

SCHEDULE OF INTANGIBLE ASSET

	December 31,
	2025	2024
In U.S. dollars
Cost	163,000	$163,000
Accumulated amortization	(102,753)	$(85,298)
Total intangible assets	60,247	$77,702

For both years ended December 31, 2025 and 2024 the amortization expenses amounted to $ 17,455 , $ 23,285 , respectively.

As of December 31, 2024, total of $ 173,446 of R&D software expenses that were used to develop the AppySleep product were capitalized.

In 2025, the Company’s management resolved to discontinue the capitalization of development expenses due to uncertainty regarding the Company’s ability to generate sufficient future revenues. Accordingly, in 2025 the Company recorded a write-off of a development asset in the amount of $ 174,280 .

NOTE 7 - OTHER ACCOUNTS PAYABLE AND RELATED PARTY PAYABLES

SCHEDULE OF OTHER ACCOUNTS PAYABLE AND RELATED PARTY PAYABLES

	December 31,
	2025	2024
In U.S. dollars in thousands
Accrued expenses	70	41
Government institutions	9	28
Credit card	-	3
Consultants and payroll accruals (*)(**)	606	180
Other accounts payable and related party payable	685	252

(*)	See note 4 for consultant agreements with directors.

(**)	As of the balance sheet date, Consulting expenses attributable to the appointed Chief Executive Officer, Chairman, Chief Technology Officer and President have been recorded but not yet paid.

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APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 - RELATED PARTY BALANCES AND TRANSACTIONS

A.	Short-term loans from related parties

During 2021, SleepX borrowed from Nexense an aggregate amount of $ 47,623 . According to the agreement, the loan shall be repaid in an event that the Company’s profits are sufficient to repay the aggregate loan amount and upon such terms and in such installments as shall be determined by the Board. The loan shall bear interest at an annual rate equal to the minimum rate approved by applicable law in Israel ( 5.02%).

During 2020, the minority shareholder of Ta-nooma loaned Ta-nooma NIS 115,725 ($ 36,277 ). The loan does not carry any interest expense and the repayment terms have yet to be determined.

B.	Balances with related parties

SCHEDULE OF BALANCE WITH RELATED PARTIES

	December 31,
	2025	2024
In U.S. dollars in thousands
Liabilities:
Employees and payroll accruals	606	61
Related party payables	52	59
Short term loan	84	79

C.	Transactions with related parties

SCHEDULE OF TRANSACTION WITH RELATED PARTIES

	Year ended December 31,
	2025	2024
In U.S. dollars in thousands
Expenses:
Consulting fees and related cost (see note 4 - Benefits to new directors)	611	401
Equity-settled share-based compensation (see note 4 – Contingent shares)	11,146
Share based compensation		995
Anti-dilution rights (see note 4 - Anti-dilution rights)	4,517

All of the five board members in the Company do not receive cash compensation for their directorship roles. Company’s Bylaws provide that a director or officer shall be indemnified and held harmless by the Corporation, to the fullest extent permitted by the laws of the State of Nevada. See notes 9 and 10 regarding salaries agreements.

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APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 9 - CONVERTIBLE LOANS AND WARRANTS

A. The following table summarizes fair value measurements by level as of December 31, 2025 and, 2024 measured at fair value on a recurring basis:

SCHEDULE OF FAIR VALUE RECURRING BASIS

December 31, 2025	Level 1	Level 2	Level 3	Total
	In U.S. dollars in thousands
Assets
None	-	-	-	-
Liabilities
Convertible Loans	-	-	901	901
Derivative liability - Anti dilution rights		-	7,103	7,103

December 31, 2024	Level 1	Level 2	Level 3	Total
In U.S. dollars in thousands
Assets
None	-	-	-	-
Liabilities
Convertible Loans (including long term)	-	-	4,163	4,163
Financial liability		-	-	-

B. The Convertible Loans at fair values changes consist of the following as of and December 31, 2025 and 2024:

SCHEDULE OF CONVERTIBLE LOANS AT FAIR VALUE CHANGES

Convertible Loans at Fair Value

	December 31, 2025	December 31, 2024
	$000
Opening Balance	4,163	1,203
Additional convertible loans (1)	-	-
Conversion of convertible loan (2)	(869)	-
Decrease of Notes purchased (Note 12C)		-
Transition from amortized cost to convertible loans measured at fair value (3)		829
Change in fair value of convertible loans liability	(2,393)	2,131
Closing balance	901	4,163

(1)	During the years ended December 31, 2025, and 2024, a total amount of $ 869,258 and $ 27,311 respectively, were converted into 263,411,479 and 4,868,291 shares of common stock, respectively. The conversion during 2024 was measured at amortized cost. The conversion during 2025 was executed at a price of $ 0.0033 per share, in accordance with the applicable purchase agreements with the converting investors.
(2)	The estimated fair values of the Convertible loans were measured at $901,000 according to the Monte Carlo Model using the following assumptions:

SCHEDULE OF FAIR VALUES OF WARRANTS AND CONVERTIBLE LOAN ASSUMPTION USED

	As of	As of
	December 31, 2025	December 31, 2024
Expected term (in years)	2	0.5 - 1.25
Expected average (Monte Carlo) volatility	55.38%	77%- 132%
Expected dividend yield	-	-
Risk-free interest rate	3.40%	4.18%- 4.24%
WACC	26%	28%
Debt instrument measurement input	26%	28%

Convertible loans

During the years 2017-2021, the Company entered into convertible loan agreement (“CLA”) contracts with several investors as detailed below.

CLA 1 (Issued by the company During March 2019 - January 2021)

The CLA is convertible into shares of the Company’s Common Stock at a per share price equal to the lesser of (i) $0.04, and (ii) the variable conversion price, which is defined as 65% of the lowest daily Volume Weighted Average Price (‘VWAP’) in the twenty (20) Trading Days prior to the Conversion Date. The Note has 8 % annual interest rate.

On December 26, 2025, the Company and the holder of the CLA 1which is due to payment in an aggregate amount of $ 863,840 has agreed to (i) extend the maturity date of such notes by an additional two years to February 15, 2028 and (ii) to refrain from exercising the conversion of terms of such notes until the new extended maturity date. The interest on the balance of such note shall continue to accrue at per annum rate of eight percent ( 8%). (iii) settle the new conversion price as 65% of the lowest daily Volume Weighted Average Price (‘VWAP’) in the twenty (20) Trading Days prior to the Conversion Date, with a floor of $0.01.

CLA 2 (Issued by the Company at the year of 2021)

During the third quarter of 2023 a group of unaffiliated investors and entities (collectively, the “Purchasers’) purchased outstanding convertible promissory notes issued by the Company, in principal value of $ 768,000 bearing 8 % annual interest rate. On December 31, 2024, the Purchasers and the company agreed to amend again the terms of the notes to extend the maturity date of each note to March 31, 2026 , and to amend the conversion price thereof to $ 0.0033 , and conversion restriction expired.

42

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

On December 26, 2025 all holders of CLA 2, in an aggregate amount of approximately $ 0.8 million have agreed to convert the outstanding balance of these notes into 263,411,477 shares of the Company’s Common stock (the “Conversion Shares”).

NOTE 10 - COMMITMENT AND CONTINGENCIES

A)	On March 15, 2020, SleepX entered into license agreement with B.G Negev Technologies and Applications Ltd. and Mor Research Application Ltd. (the “Licensors”) pursuant to which SleepX is entitled to receive from the Licensors an exclusive worldwide license with the right to grant sub-licenses and with a term of 15 years, to research, develop, manufacture use, market, distribute, offer for sale and sell the licensed products covered in the license agreement (the “Licensed Products”). The payment terms for the license agreement are as follows:

1.	Annual license fee – annual payments as follows:

SCHEDULE OF LICENSE ANNUAL PAYMENTS

Year	US$K
1-4	0
5	10
6	20
7	30
8	40
9-15	50

2.	Running royalties – 3 % of all net sales received from the licensed products for a period of up to 15 years from initiation of sales in each state using licensed IP.

3.	Sublicense payments –

a.	25 % of sublicense income received prior to attainment of all regulatory approval for marketing and sale of the licensed products in the first jurisdiction where the licensed products is intended to be sold.

b.	15 % of sublicense income received after the date recorded in section (a) above, but prior to the first commercial sale of the licensed product.

c.	10 % of sublicense income received after the date recorded in section (b) above.

4.	Milestone payment – payment of $ 60,000 upon the attainment of regulatory approval from applicable authority in USA or Europe to market and sell the licensed products.

5.	Exit Fee Varies according to its kind upon consummation of the Exit event.

In addition to the payment terms mentioned above, SleepX will reimburse the Licensors for all incurred in the filling, prosecution and maintenance of the licensor’s patents prior to the effective date. The amount of such expenses was $ 74,850 which was paid and are included in the financial statements.

B)	On April 2022, SleepX entered into an additional license agreement with B.G Negev Technologies and Applications Ltd. and Mor Research Application Ltd. (the “Licensors”) pursuant to which SleepX is entitled to receive from the Licensors an exclusive worldwide license with the right to grant sub-licenses and with a term of 15 years (the “additional license agreement”). According to the additional license agreement, the Company will pay annual license fees according to the scheduled payments set forth above.

NOTE 11 - EMPLOYEE BENEFITS

For details on directors and related parties benefits see note 4.

NOTE 12 - STOCK BASED COMPENSATION

The table below depicts the number of options granted to consultants and employees:

SCHEDULE OF NUMBER OF OPTIONS

	twelve months ended December 31, 2025
	Number of options	Weighted average exercise price in USD
Options outstanding on January 1, 2025	75,383,851	$0.0001
Options granted during the period(**)	46,000,000	$0.0001
Options cancelled during the period	-15,681,301	$0.0001
Options purchased from service provider	-5,275,000	$0.0001
Options exercised during the period	-5,000,000	$0.0001
Options outstanding at the end of period	110,483,851	$0.0001
Options exercisable at the end of period (*)	95,257,551

(*)	The aggregate intrinsic value of options outstanding as of December 31, 2025 was approximately $ 1.19 million, calculated based on the Company’s share price of $ 0.0123 at that date.
(**)	For the year ended December 31, 2025 and 2024 the company recognized expenses, to such options, in the amount of $ 491,313 and $ 1,185,097 , respectively. The expense is non-cash stock-based compensation expense resulting from options awards to service providers and officers. The expense represents the aggregate grant date fair value for the option awards granted and vested during the fiscal years presented, determined in accordance with FASB ASC Topic 718.
Option Grants in 2025 During the year ended December 31, 2025, the Company granted stock options as follows: Grant to Former Chief Executive Officer In January 2025, the Company granted 1,000,000 stock options to its former Chief Executive Officer, with an exercise price of $ 0.01 per share and a contractual term of ten (10) years. These options were repurchased by the Company on December 31, 2025 and are included in “Options purchased from service provider” in the table above. For further details, see Note 18 – Repurchase of Shares and Options from Service Providers.
1 .	Grant to Service Provider In August 2025, the Company granted 45,000,000 stock options to a service provider, exercisable at an exercise price of $ 0.0001 per share. The options were fully vested upon grant (no vesting conditions). This grant is included in “Options granted during the period” in the table above. For additional information, see the Company’s Current Report on Form 8-K from August 14, 2025.

43

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

Option Activity in 2025 During the year ended December 31, 2025, the Company recorded the following option activity: Options Cancelled

During the first quarter of 2025, 15,851,301 stock options were cancelled following the termination of employment of the Company’s former Chief Executive Officer, Mr. Adi Shemer. These cancellations are included in “Options cancelled during the period” in the table above.

1.	Options Repurchased from Service Providers On December 31, 2025, the Company repurchased 5,275,000 stock options from service providers. These transactions are included in “Options purchased from service provider” in the table above. For further details, see Note 18 – Repurchase of Shares and Options from Service Providers.

2.	Options Exercised During the period, 5,000,000 stock options were exercised by a service provider. These transactions are included in “Options exercised during the period” in the table above.

NOTE 13 - Segment and Geographic Information

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its co-chief executive officers, who review financial information presented on a consolidated basis. The CODM uses consolidated operating margin and net income to assess financial performance and allocate resources. These financial metrics are used by the CODM to make key operating decisions, such as the determination of the rate at which the Company seeks to grow global operating margin and the allocation of budget between cost of revenues, sales and marketing, technology and development, and general and administrative expenses.

The following table presents selected financial information with respect to the Company’s single operating segment for the years ended December 31, 2025 and 2024:

SCHEDULE OF SEGMENT AND GEOGRAPHIC INFORMATION

	For the year ended December 31,
	2025	2024
Revenue	8	29
Cost of sales	23	15
Gross profit (loss)	(15)	14
Research and development expenses	240	339
Sales and marketing expenses	116	385
General and administrative expenses	16,689	1,114
Operating loss	(17,060)	(1,824)
Change in fair value of convertible loans and warrant liability	2,393	(2,037)
Financial income (expenses), net	(430)	(171)
Loss before income tax benefit	(15,097)	(4,032)
Income tax benefit		-
Net loss	(15,097)	(4,032)
Net loss attributable to AppYea Inc.	(15,097)	(4,032)

NOTE 14 - STOCKHOLDERS’ EQUITY

A.	Convertible Preferred Stock (Series A)

Each convertible preferred A share is convertible into 1,500 shares of common stock and may be voted together with the common shares at a rate of 3,000 shares of common stock.

As of December 31, 2025, and 2024, 230,598 shares of the Company’s convertible preferred stock were issued and outstanding. There are 500,000 convertible preferred shares authorized.

On June 18 2023, the holders of the majority of the Company outstanding convertible Preferred Series A Shares par value $ 0.0001 per share (the “Preferred Shares”) agreed to provide that each Preferred Share shall have voting rights equal to 3,000 shares of the Company’s Common Stock which may be vote at any meeting or any action of the Company shareholders at which the holders of the Common Stock are entitled to participate.

44

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

Mandatory Conversion

222,664 out of the outstanding share of Series A Preferred Stock will automatically convert into 1,500 shares of Common Stock (the “A Mandatory Conversion”) upon the effectiveness of the Authorized Increase in Shares of Common Stock

B.	Series B Preferred Stock

For details on series B of preferred shares, see note 4.

C.	Common Stock

As of December 31, 2025, and 2024, 856,651,534 and 521,133,474 shares of the Company’s common stock were issued and outstanding, respectively. There are 900,000,000 authorized common shares as of December 31, 2025 and 2024.

The holder of the shares of Common Stock are entitled to the following rights:

1.	Right to participate and vote in the Company’s general meetings, whether regular or extraordinary. Each share will entitle its holder, when attending and participating in the voting in person or via agent or letter, to one vote;

2.	Right to share in distribution of dividends, whether in cash or in the form of bonus shares; the distribution of assets or any other distribution pro rata to the par value of the shares held by them;

3.	Right to a share in the distribution of the Company’s excess assets upon liquidation on a pro rata basis to the par value of the shares held by them.

D.	Contingent shares

For details on Contingent shares, see note 4.

D.	Investment and changes in Notes

(i)	On September 4, 2025, the Company accepted subscriptions for $ 550,000 from five qualified investors in consideration of the issuance, in the aggregate, of 45,333,333 shares of the Company’s common stock and warrants to purchase an additional 12,750,000 shares of common stock, exercisable for a period not exceeding 12 months and at per share exercise prices between $ 0.015 and $ 0.02 .

(ii)	On October 8, 2025, the Company accepted subscriptions for $ 50,000 from a qualified investor in consideration of the issuance, of 2,168,550 shares of the Company’s common stock at a share price of $ 0.019 .

(iii)	On December 29, 2025, the Company accepted subscriptions for $ 225,000 from it’s CFO in consideration of the issuance, of 12,500,000 shares of the Company’s common stock prices at a share price of $ 0.019 , and warrants to purchase an additional 12,500,000 shares of common stock, exercisable for a period not exceeding 24 months and at per share exercise price of $ 0.022 .

NOTE 15 - GENERAL AND ADMINISTRATIVE EXPENSES

SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES

	Year ended December 31,
	2025	2024
In U.S. dollars in thousands
Consulting and share-based costs	16,275	384
Professional services	286	596
Vehicle expenses	6	8
Rent and building maintenance	-	3
Others	122	123
General and administrative expenses	16,689	1,114

NOTE 15 A- Consulting expenses and related costs

SCHEDULE OF SALARIES AND RELATED COSTS

	Year ended December 31,
	2025	2024
In U.S. dollars in thousands
Consulting expenses	611	384
Anti-dilution related rights costs	4,517	-
Share-based compensation expense (equity-classified), including contingent shares	11,147	-
		-
Salaries and related costs	16,275	384

45

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 16 - TAXES ON INCOME

A.	Taxation under Various Laws

The tax rate applicable to SleepX Ltd. and Ta-nooma Ltd. In Israel is 23%.

US Federal tax rate applicable to AppYea Inc. is 21%.

A.	Net operating losses carryforward

As of December 31, 2025, the net operating losses (including research and development expenses incurred) for SleepX amount to $

The Company is evaluating the loss carryforward in AppYea as a result of the reverse merger, and therefore currently values them at $ 0 .

C.	Income taxes on foreign subsidiaries

Foreign subsidiaries are taxed according to the tax laws in their respective country of residence. Neither Israeli income taxes, foreign withholding taxes nor deferred income taxes were provided in relation to undistributed earnings of the Company’s foreign subsidiaries. This is because the Company has the intent and ability to reinvest these earnings indefinitely in the foreign subsidiaries and therefore those earnings are continually redeployed in those jurisdictions.

D.	Tax Assessments

The Israeli subsidiary has not received final tax assessment since its incorporation.

E.	Deferred income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

SCHEDULE OF DEFERRED TAXES ASSETS

	Year Ended December 31,
	2025	2024
In U.S. dollars in thousands
Deferred tax assets:
Net operation loss carryforward	569	379
Net deferred tax asset before valuation allowance	569	379
Valuation allowance	(569)	(379)
Net deferred tax asset	-	-

The Company has a valuation allowance against its net deferred tax assets due to the uncertainty of realization of the deferred tax assets due to the operating loss history of the Company. The Company currently provides a valuation allowance against deferred taxes when it is more likely than not that some portion, or all of its deferred tax assets will not be realized. The valuation allowance could be reduced or eliminated based on future earnings and future estimates of taxable income.

46

APPYEA INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 17 - CONTINGENCIES

On August 11, 2022, a lawsuit was filed in the Tel Aviv Magistrate’s Court against our former Chairman and majority shareholder, Boris Molchadsky, G.P.I.S Ltd., an entity controlled by Mr. Molchadsky, Nexsense, Inc. (the former shareholder of SleepX Ltd.) and SleepX, Ltd., our subsidiary (collectively, the “Defendants”) [Civil lawsuit number 25441-08-22]. The suit was filed by a fund operating out of Israel. A copy of the claim was served to the defendants only six months after it was submitted to court, on February 21, 2023. The lawsuit is based on the alleged breach of partnership and loan agreements as well as other related allegations, including violation of agreements reached in a mediation proceeding that took place in 2015. On July 24, 2023, the Defendants (except for Nexsense, Inc.) filed a statement of defense, denying the allegations and argued that the claim should be dismissed, due to the statute of limitations, lack of cause of action, lack of jurisdiction, delay in filing the claim, and respecting SleepX, also due to the lack of legal rivalry between SleepX and the plaintiff.

Recently, the Magistrate’s Court in Tel Aviv accepted the request regarding lack of material jurisdiction, and the claim was then transferred to the economic department of the District Court in Tel Aviv.

A preliminary hearing was held on February 14, 2024. The presiding judge did not rule on the preliminary pleadings and urged the parties to attempt mediation before the ruling. The parties are considering different mediators (which must be mutually agreed to) and following the selection of a mediator, the parties will schedule a date for the mediation.

The Company cannot, at this stage, know the effects, if any, of these actions on its subsidiary SleepX and / or the Company, and accordingly, no provision was recorded.

NOTE 18 - SIGNIFICANT EVENTS DURING AND AFTER THE REPORTING PERIOD

(i) Termination and settlement with former CFO

On August 1, 2025, Mr. Asaf Porat and the Company reached an understanding that Mr. Porat’s position as Chief Financial Officer would terminate. Mr. Porat continued to provide services to the Company through August 31, 2025.

On December 31, 2025, the Company entered into a settlement agreement with Mr. Porat regarding outstanding compensation claims. Pursuant to the agreement, the total liability of the Company was determined to be NIS 168,789 (approximately $50,000), reflecting principal and linkage differentials.

The Company agreed to settle the outstanding balance in monthly installments of NIS 8,000 , commencing February 1, 2026, until full repayment.

In addition, Mr. Porat is entitled to request settlement of the outstanding balance through the issuance of 3,864,727 shares of the Company’s common stock at a deemed price of $ 0.0001 per share, in accordance with a board resolution dated May 14, 2024, subject to customary adjustments in the event of a reverse split.

The issuance of such shares is subject to the filing of a resale registration statement (Form S-8) and applicable corporate approvals.

Mr. Porat has undertaken not to transfer the shares to a broker and not to sell any of his holdings prior to December 31, 2026 (lock-up).

(ii) Capital raise

On January 27, 2026, the Company received $ 750,000 from four qualified investors in consideration for the issuance, in the aggregate, of 34,090,908 shares of the Company’s common stock.

One of the abovementioned investors, has invested $ 450,000 and received warrants to purchase 20,454,545 additional shares of common stock, exercisable for a period of three years at an exercise price of $ 0.026 per share. The investor was granted anti-dilution protection rights.

(iii) Settlement with former CEO

In January 2026, the Company entered into a settlement and release agreement with its former Chief Executive Officer, Mr. Adi Shamer.

Pursuant to the agreement, Mr. Shamer agreed to fully release and discharge the Company from any and all claims. In connection with the settlement, Mr. Shamer returned to the Company 28,864,132 vested but unexercised stock options previously granted to him.

In consideration for the foregoing, the Company paid Mr. Shamer NIS 150,000 (approximately $ 47,318 ).

Following the execution of the agreement, Mr. Shamer holds 3,008,288 shares of the Company’s common stock.

(iv) Repurchase of options and shares from service providers

On December 31, 2025, the Company entered into agreements with several service providers who had previously been granted options and shares in respect of past services, to repurchase all such options and shares held by them.

Pursuant to these agreements, 5,275,000 options and 2,875,000 shares were returned to the Company in consideration for a total payment of $ 32,740.

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MANAGEMENT’S DISCUSSION AND ANALYSIS (INTERIM PERIOD)

Forward-Looking Statements

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the safe-harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our strategy, market opportunity, planned geographic and vertical expansion, future commercial deployments, capital requirements, regulatory matters, and prospective listing. Words such as “may,” “will,” “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate,” “potential,” and similar expressions identify forward-looking statements.

Forward-looking statements rest on management’s current expectations and are subject to substantial risks, uncertainties, and changes in circumstances that are outside the Company’s control. Actual results may differ materially. Important factors are described under the heading “Risk Factors” in our 2025 10-K, as updated by our subsequent filings with the SEC. Except as required by law, we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this report. The terms “we,” “us,” “our,” “Techlott,” and the “Company” refer to Techlott, Inc. and its consolidated subsidiaries unless context otherwise requires.

Overview

We are a Nevada corporation whose common stock is quoted on the OTC Markets, OTCQB tier, under the symbol “LOTT.” We currently operate in two areas: (i) the development and commercial deployment of a blockchain-based technology platform supporting licensed lottery, draw-based gaming, and casino-style gaming operators, which is our principal area of focus following our acquisition of the Techlott IP on December 31, 2025; and (ii) legacy digital health products developed by our wholly-owned subsidiary SleepX for sleep apnea and snoring monitoring, with respect to which we continue to evaluate strategic options.

Our blockchain-based technology is designed to support core lottery operational processes — including ticket registration, draw execution, and prize distribution — through smart-contract logic, verifiable randomness, and audit-trail capabilities intended to support regulatory and operator-side compliance. As of the date of this report, our commercial operations consist of one active customer deployment, located in The Gambia. While our existing commercial deployment is in the lottery vertical, the Platform’s underlying components, including smart-contract execution, verifiable randomness, and modular backend services, are configurable to support a broader range of regulated gaming applications, including casino-style table games and instant-win products, when offered by licensed gaming operators in jurisdictions where such activities are permitted. Casino and other gaming operations are typically subject to distinct licensing regimes and regulatory requirements that differ materially from those applicable to lottery operations, and operators offering such products would generally be required to hold the relevant gaming licenses and to comply with the regulatory requirements applicable in their respective jurisdictions.

While we intend to focus on the development and expansion of our lottery and gaming business, we continue to explore options with respect to our legacy digital health business.

Industry Background

The global lottery industry is large and well-established.

We believe the following industry trends are favorable to our business, although there can be no assurance that any of these trends will continue or that, if they do continue, we will be positioned to benefit from them:

—	Digital channel growth. A growing share of lottery purchases is conducted through digital channels rather than traditional retail terminals, particularly in jurisdictions with established mobile payment infrastructure.
—	Mobile payment adoption in emerging markets. The expansion of mobile-money and digital payment infrastructure in certain emerging markets, including parts of Africa and Asia, has reduced traditional barriers to participation in regulated lottery games.
—	Regulatory focus on verifiable fairness. Lottery and gaming regulators in a number of jurisdictions have signaled increasing interest in technical mechanisms by which the fairness, integrity and auditability of lottery operations can be independently verified, rather than relying solely on regulator inspection of operator-controlled systems.

We believe these trends create demand for technology platforms that can support digital and mobile lottery and gaming participation while providing operators and regulators with mechanisms to independently verify fairness and integrity. The Platform is designed to address this demand. The extent to which we are able to capitalize on these trends, however, is subject to a range of factors outside our control, including regulatory developments, the pace of technology adoption among lottery and gaming operators, and competition from established and emerging providers.

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Our Platform

We have developed and commercially deployed a technology platform designed to support lottery and gaming operations through a combination of smart contract infrastructure, verifiable randomness, and modular backend systems. The Platform is intended to support transparency, operational efficiency, and auditability for lottery and gaming operators and regulators. The Platform is designed to be deployed alongside, or as a replacement for, an operator’s existing legacy systems, depending on operator requirements; we do not represent that the Platform alone ensures operational efficiency or regulatory compliance, both of which depend on the operator’s broader system architecture, business processes, and regulatory environment.

As of the date of this report, our commercial operations are in an early stage, with one active customer deployment in The Gambia, Africa. We intend to generate our first revenue from this client during the third quarter of 2026. Our future growth depends on, among other things, securing additional customers, expanding into new markets, and continuing to develop the Platform.

Platform Architecture

The Platform combines on-chain components (smart contracts deployed on a public blockchain) with off-chain components (backend services, operator-facing administrative tools, and integration interfaces). The Platform is designed to support high-throughput environments and may be deployed across multiple jurisdictions, subject in each case to applicable regulatory requirements and operator-specific configuration.

At its core, the system utilizes blockchain-based smart contracts to automate certain operational processes, including ticket registration, draw execution, and prize distribution. These processes are designed to reduce reliance on manual intervention and improve consistency and traceability across lottery and gaming operations, although they remain subject to the limitations of the underlying blockchain network and the integrity of the smart-contract code, including the risk of undiscovered vulnerabilities.

The Platform integrates frontend interfaces, backend services, and blockchain components to deliver a unified system that can be adapted to various operator requirements and regulatory environments.

A central component of the Platform is its use of third-party verifiable randomness services for draw execution. The system integrates the Chainlink Verifiable Random Function (“Chainlink VRF”) service to generate cryptographically verifiable random outcomes. We consume Chainlink VRF on a per-request basis using the LINK token; we do not have a written commercial agreement with Chainlink Labs governing access to the service. This approach is intended to:

—	Reduce the risk of manipulation in the draw process.
—	Provide a cryptographic record that outcomes are generated in accordance with predefined rules.
—	Support regulatory and audit requirements related to fairness and integrity.

We are also developing additional mechanisms to further bind draw outcomes to predefined rule sets and improve traceability and auditability of each draw event. We rely on the continued availability of Chainlink VRF on terms acceptable to us; the unavailability or material modification of the Chainlink VRF service could require us to migrate to an alternative randomness service, which could be costly and disruptive.

Platform Capabilities

The Platform is designed as a modular system that supports a range of operational capabilities for lottery and gaming operators, including:

Lottery Management. End-to-end management of lottery lifecycle processes, including ticket sales, draw execution, and prize distribution, with system events recorded and traceable.

Operator Tools and Back Office. Administrative interfaces that provide near-real-time visibility into system activity, including transaction tracking, reporting, and operational controls. These tools are intended to support compliance, auditing, and operational oversight.

Affiliate and Promotional Systems. Integrated tools for campaign management, affiliate tracking, and promotional logic, enabling operators to manage user acquisition and engagement strategies, subject in each case to applicable regulatory restrictions on lottery and gaming marketing in the operator’s jurisdiction.

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Player Engagement Features. Optional engagement features, such as promotional campaigns and reward-based mechanisms, designed to support user retention and activity. Where required, these features are configurable to incorporate operator-specific responsible-gaming and self-exclusion controls; however, ultimate responsibility for compliance with responsible-gaming requirements rests with the operator.

Technology Roadmap

Our technology development roadmap includes:

—	Expansion to additional blockchain networks to support scalability and flexibility.
—	Enhancement of API-based services for third-party operators.
—	Continued development of operator tools and user interfaces.
—	Integration of additional payment methods and regional capabilities.
—	Ongoing improvements to security, monitoring, and system performance.

These initiatives are intended to support our long-term strategy of providing a scalable and compliant technology platform for the global lottery and gaming industry. There can be no assurance that we will be able to execute on this roadmap on the timeline anticipated, or at all, particularly in light of our current capital position.

Our Products and Services

We provide technology products and services designed to support licensed lottery and gaming operators. We do not, and do not intend to, hold lottery, gaming or wagering licenses in our own name; we operate as a business-to-business technology supplier to licensed operators.

Platform Access and Deployment. We provide operators with access to the Platform, including system setup, configuration, and deployment tailored to the operator’s requirements and regulatory environment.

Customization and Development. We offer development services to adapt the Platform to specific customer needs, including custom game configurations, integration with local payment systems, adaptation to regulatory requirements, and development of additional features unique to each operator.

Ongoing Support and Maintenance. We provide continuous technical support and system maintenance services, including Platform monitoring, issue resolution, system updates and improvements, and operational support for live environments.

Additional Platform Capabilities. The Platform includes modules for lottery lifecycle management, administrative and reporting tools, affiliate and promotional systems, and user engagement features. These capabilities may be configured differently depending on the customer’s requirements.

Key Financial Terms and Metrics

The following discussion summarizes the key factors our management believes are necessary for an understanding of our consolidated financial statements.

Revenues

We have generated insignificant revenues to date.

Research and Development Expenses

Developing and enhancing our technology platform is an ongoing process that is subject to technical and commercial uncertainty. We expect to continue incurring substantial expenses as we develop the platform. We are unable, with any certainty, to estimate either the costs or the timelines in which those expenses will be incurred. Continued development of the platform will consume a large proportion of our current, as well as projected, resources.

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Our research and development costs are comprised of:

● internal recurring costs, such as personnel-related costs (salaries, employee benefits, equity compensation and other costs), materials and supplies, facilities and maintenance costs attributable to research and development functions; and

● fees paid to external parties who provide us with contract services, such as software development, blockchain integration, smart contract auditing, security testing, and other technology-related services.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, employee benefits, equity compensation, and other personnel-related costs associated with executive, administrative and other support staff. Other significant general and administrative expenses include the costs associated with professional fees for accounting, auditing, insurance costs, consulting and legal services, along with facility and maintenance costs attributable to general and administrative functions.

Financial Expenses

Financial expenses consist primarily of the impact of exchange rate derived from re-measurement of monetary balance sheet items denominated in non-dollar currencies. Other financial expenses include bank fees and interest on long term loans. Financial income derives mainly from change in derivative value of convertible loans.

Results of Operations

Comparison of the Three and Six Months Ended June 30, 2026 to the Three and Six Months Ended June 30, 2025

The six months ended June 30, 2026 represent the first six months following the Company’s strategic pivot to blockchain-based lottery technology and the consummation of the Techlott IP acquisition on December 31, 2025. The six months ended June 30, 2025 reflect the Company’s operations as a digital health company.

(U.S. dollars in thousands)	For the three- months period ended June 30		For the Six- months period ended June 30
	2026	2025	2026	2025
	U.S. dollars
Revenues	-	1	-	4
Cost of sales	-	4	-	8
Gross profit (loss)	-	(3)	-	(4)

Research and development expenses	225	221	434	215
Sales and marketing	52	32	75	49
Amortization of intangible assets	534	-	1,067	-
General and administrative expenses	496	97	915	208

Operating loss	(1,307)	(353)	(2,491)	(476)

Financial income (expenses), net	(562)	347	(946)	304

Net profit (loss)	(1,869)	(6)	(3,437)	(172)

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Revenue.

The Company did not generate any revenue for the three and six month periods ended June 30, 2026, compared to $1,000 and $4,000 for the three and six months ended June 30, 2025. Prior-period revenue was attributable to legacy sales of the SleepX AppySleep biofeedback wristband and related products.

Cost of Sales.

The Company did not incur cost of sales for the three and six months ended June 30, 2026, compared to $4,000 and $8,000 for the three and six months ended June 30, 2025. The change reflects the shift in revenue mix from physical product sales (SleepX) to platform-based services (Techlott IP).

Research and Development Expenses.

Research and development expenses for the three and six months ended June 30, 2026 were approximately $225,000 and $434,000, respectively, compared to $221,000 and $215,000 for the three and six months ended June 30, 2025, respectively. Research and Development expenses for the three and six months ended June 30, 2026 primarily consisted of approximately $90,000 and $164,000, respectively, in respect of development costs associated with the continued enhancement and deployment of the acquired lottery platform, as well as $135,000 and $270,000, respectively, of allocated compensation expenses relating to the Company’s CTO (Ben Harris) and certain members of management that were previously attributed to research and development activities. Mr. Harris was appointed on December 31, 2025 and is entitled to monthly compensation of $30,000.

The prior-period research and development expenses were primarily attributed to write-offs of certain investments in intellectual property and development of our products.

Amortization of Acquired Intangible Assets.

Amortization expenses for the three and six months ended June 30, 2026 were approximately $534,000 and $1,067,000, respectively, compared to nil for the three and six months ended June 30, 2025.

For the three and six months ended June 30, 2026, approximately $528,000 and $1,056,000 of the amortization expenses, respectively, related to the intellectual property acquired from Techlott on December 31, 2025, with the remaining amount attributable to the amortization of legacy SleepX patent assets.

Sales and Marketing Expenses.

Sales and marketing expenses for the three and six months ended June 30, 2026, respectively, were approximately $52,000 and $75,000, compared to $32,000 and $49,000 for the three and six months ended June 30, 2025, respectively.

General and Administrative Expenses.

General and administrative expenses for the three and six months ended June 30, 2026 were approximately $496,000 and $915,000, respectively, compared to $97,000 and $208,000 for the three and six months ended June 30, 2025, respectively. The increase reflects, among other items, the following developments that occurred after June 30, 2025 and are present for the first full quarterly period in the six months ended June 30, 2026: (i) monthly consulting fees payable to the senior management team appointed in August 2025 (Mr. Abadi, Mr. Grady, and Mr. Mekler) and December 2025 (Mr. Katzenelson and Mr. Ben Harris), aggregating approximately $140,000 per month in base fees (calculated as base monthly fees of $30,000 per month for each of Mr. Abadi, Mr. Grady, Mr. Katzenelson, Mr. Harris, and $10,000 per month for both Mr. Mekler and Mr. Boris Molchadsky) of which due to cashflow constrains only $7,000 per month are in fact paid out; (ii) share-based non-cash compensation expense relating to options granted to officers and consultants (including $78,000 and $81,000 of expense related to the vesting of 15,000,000 options held by Mr. Mekler on March 31 and June 30, 2026, respectively); and (iii) professional fees relating to the Company’s public reporting program, the Techlott IP acquisition, and ongoing legal matters. None of the professional fees to our management team have in fact been paid due to cash flow constraints but such amounts are being accrued, except for a monthly fee of $7,000 (of the $10,000) being paid to the Company’s CFO.

Change in Fair Value of Convertible Loans and Derivative Liabilities.

The change in fair value of convertible loans and derivative liabilities recorded for the three and six months ended June 30, 2026 were approximately $556,000 and $942,000, respectively, compared to income of $358,000 and $314,000 for the three and six months ended June 30, 2025. The current-period amount reflects the remeasurement of (i) the Plutus Note carried at fair value pursuant to the fair value option under ASC 815 and (ii) the anti-dilution derivative liabilities recognized in December 2025 in connection with the Techlott IP acquisition and the contractual anti-dilution rights of senior management. The prior-period amount reflected the remeasurement of convertible loan instruments outstanding during that period, none of which remain outstanding as of June 30, 2026 (other than the Plutus Note).

Financial Income (Expenses), Net.

Financial income (expenses), net for the three and six months ended June 30, 2026 were expenses of approximately $6,000 and $4,000, respectively, compared to expense of $11,000 and $10,000 for the three and six months ended June 30, 2025, respectively. Financial income was primarily attributable to interest earned on U.S. dollar-denominated deposits. Financial expenses primarily reflect interest accrual on outstanding debt obligations and the effect of remeasurement of monetary balances denominated in non-U.S. dollar currencies (principally the New Israeli Shekel).

52

Net Loss.

Net loss for the three and six months ended June 30, 2026 were approximately $(1,869,000) and $(3,437,000), compared to net loss of $(6,000) and $(172,000) for the three and six months ended June 30, 2025, respectively. The increase in net loss primarily reflects the items described above, in particular the post-acquisition amortization of the Techlott IP and the consulting fees payable to the senior management team appointed during the second half of 2025.

Liquidity and Capital Resources

We have funded our operations to date through a combination of equity issuances and convertible debt financings. As of June 30, 2026, we had cash and cash equivalents of approximately $495,000 and total liabilities of approximately $10,663,000, of which approximately $9,715,000 were current. As of December 31, 2025, we had cash and cash equivalents of $408,000.

Cash Flows.

The following table summarizes our cash flows for the periods presented:

(U.S. dollars in thousands)	Six Months Ended June 30,
	2026	2025
Net cash used in operating activities	(613)	(213)
Net cash used in investing activities	-	(1)
Net cash provided by financing activities	698	124
Effect of exchange rate changes on cash	2	19
Net change in cash and cash equivalents	87	(71)
Cash and cash equivalents, beginning of period	408	79
Cash and cash equivalents, end of period	495	8

We expect to continue to incur substantial expenses in connection with the development of our blockchain-based technology platform, the addition of new customers, geographic expansion, and our public-reporting compliance program. Based on management’s current projections, we believe that our existing cash resources, taken together with the proceeds from the January 27, 2026 capital raise, will be sufficient to fund our operations through December 2026. We will require additional capital to fund our operations beyond such date and to execute our long-term strategic objectives. There is no assurance that we will be able to obtain additional capital on commercially reasonable terms, or at all. If we are unable to raise additional capital, we may be required to delay, scale back, or eliminate planned activities, which would have a material adverse effect on the Company.

53

Going Concern

For the six months ended June 30, 2026, and as of the date of this report, we assessed our financial condition and concluded that based on our current and projected cash resources and commitments, as well as other factors mentioned above, there is a substantial doubt about our ability to continue as a going concern. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation. We have an accumulated deficit of $28,892,000 and a working capital deficit of $9,119,000 on June 30, 2026, as well as negative operating cash flows. Included in this amount is a non-monetary liability of approximately $8,320,000 related to anti-dilution obligations reflecting the future potential issuance of shares to investors and controlling shareholders in connection with future equity issuances. Excluding this non-monetary component, the Company’s working capital deficit would have been approximately $799,000.

The report of our independent registered public accounting firm on our consolidated financial statements for the year ended December 31, 2025 contained an explanatory paragraph stating that the Company’s recurring losses and limited operations raise substantial doubt about its ability to continue as a going concern; the condensed consolidated financial statements included in this Quarterly Report on Form 10-Q have not been audited or reviewed by our independent registered public accounting firm. If the Company is unable to obtain adequate capital, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying value of assets or liabilities as a result of this uncertainty.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to the often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights, future revenue streams, or technologies or to grant licenses on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our stockholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Anti-Dilution Rights.

As described in Note 4 to the unaudited condensed consolidated financial statements and in the 2025 10-K, certain of the Company’s officers and Techlott hold contractual anti-dilution rights covering specified ownership percentages and aggregate values. Future issuances of common stock or convertible securities may trigger the issuance of additional shares to these holders, resulting in further dilution to the holders of common stock. The fair value of the related derivative liabilities, and changes in fair value, are reflected in our condensed consolidated balance sheet and condensed consolidated statement of operations, respectively.

Critical Accounting Estimates

Our critical accounting estimates are described in the 2025 10-K. Critical estimates affecting the unaudited condensed consolidated financial statements for the three and six months ended June 30, 2026 include, in particular, (i) the fair value of the Plutus Note (Level 3 inputs); (ii) the fair value of derivative liabilities relating to anti-dilution rights (Level 3 inputs); (iii) the recoverability and useful life of the Techlott IP intangible asset; and (iv) the going-concern assessment. Changes in the assumptions or unobservable inputs underlying these estimates could have a material effect on our reported results.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined under Item 303(a)(4) of Regulation S-K.

54

TECHLOTT INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

	June 30	December 31,
	2026	2025
	Unaudited	Audited
ASSETS
Current assets
Cash and cash equivalents	495	408
Other accounts receivables	46	113
Inventory	50	50
Marketable Securities	5	-
Total current assets	596	571

Non-current assets
Property and equipment, net	5	5
Intangible assets, net	20,089	21,157
Total non-current assets	20,094	21,162

Total assets	20,690	21,733

LIABILITIES AND EQUITY
Current liabilities
Trade payables	60	26
Other accounts payable and related party payables	1,249	685
Short-term loans from related party	86	84
Derivative liability – Anti-dilution rights	8,320	7,103
Total current liabilities	9,715	7,897

Non-current liabilities
Long term convertible loans at fair value	948	901
Total non-current liabilities	948	901

Total liabilities	10,663	8,798

EQUITY
Convertible preferred A stock, $0.0001 par value	-	-
Convertible preferred B stock, $0.0001 par value	-	-
Common stock, $0.0001 par value	87	84
Shares to be issued	117	117
Additional Paid in Capital	38,743	38,217
Treasury Stock	(14)	(14)
Accumulated deficit	(28,892)	(25,455)
Total Techlott Inc. stockholders’ equity	10,041	12,949
Non-controlling interests	(14)	(14)

Total Stockholders’ Equity	10,027	12,935

Total Liabilities and Equity	20,690	21,733

The accompanying notes are an integral part of the financial statements.

55

TECHLOTT INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands)

	For the period of three months ended June 30,		For the period of six months ended June 30,
	2026	2025	2026	2025
	Unaudited		Unaudited

Revenues	-	1	-	4
Cost of sales	-	4	-	8
Gross profit (loss)	-	(3)	-	(4)

Research and development expenses	225	221	434	215
Amortization of intangible assets	534	-	1,067	-
Sales and marketing expenses	52	32	75	49
General and administrative expenses	496	97	915	208

Operating loss	(1,307)	(353)	(2,491)	(476)

Change in fair value of convertible loans and warrant liability	(556)	358	(942)	314
Financial expenses, net	(6)	(11)	(4)	(10)

Net profit (loss)	(1,869)	(6)	(3,437)	(172)

Net profit (loss) attributable to Techlott Inc.	(1,869)	(6)	(3,437)	(172)

Profit (loss) per Common Share
Basic and Diluted	(0.0021)	(0.00001)	(0.0039)	(0.0003)
Weighted Average number of Common Shares Outstanding basic and diluted	890,742,444	534,758,474	885,060,625	531,352,224

The accompanying notes are an integral part of the financial statements.

56

TECHLOTT INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(U.S. dollars in thousands except share data)

	Preferred Stock - Series A	Preferred Stock – Series B	Common Stock		Treasury	Additional Paid in	Shares to be	Accumulated		Non- controlling	Total
	Number	Number	Number	Amount	Stocks	Capital	issued	Deficit	Total	interests	Equity
	Unaudited
Balance as of January 1, 2026	230,598	35,684	856,651,534	84	(14)	38,217	117	(25,455)	12,949	(14)	12,935

Share based Compensation						159			159	-	159
Net loss	-	-	-	-	-	-	-	(3,437)	(3,437)	-	(3,437)
Shares issuance to service providers										-
Shares issuance to investors			34,090,910	3		369			372	-	372
Shares to be issued to investors
Repurchase of stock options						(2)			(2)	-	(2)

Balance as of June 30, 2026	230,598	35,684	890,742,444	87	(14)	38,743	117	(28,892)	10,041	(14)	10,027

	Preferred Stock		Common Stock		Shares to be	Additional Paid in	Accumulated		Non-controlling	Total
	Number	Amount	Number	Amount	issued	Capital	Deficit	Total	interests	Equity
	Unaudited
Balance as of January 1, 2025	230,598	-	521,133,474	50	294	5,886	(10,358)	(4,128)	(14)	(4,142)
Issuance of Shares to service providers	-	-	6,125,000	1	(16)	16	-	1	-	1
Issuance of Shares to investors	-	-	7,500,000	1	(75)	74	-	-	-	-
Shares to be issued to service providers	-	-		-	24	-	-	24	-	24
Shares to be issued to investors	-	-		-	124	-	-	123	-	123
Share based compensation	-	-		-	-	6	-	6	-	6
Net loss	-	-			-	-	(172)	(172)	-	(172)
Balance as of June 30, 2025	230,598	-	534,758,474	52	350	5,982	(10,530)	(4,146)	(14)	(4,160)

57

TECHLOTT INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(U.S. dollars in thousands except share data)

	Preferred Stock - Series A	Preferred Stock – Series B	Common Stock		Treasury	Additional Paid in	Shares to be	Accumulated		Non- controlling	Total
	Number	Number	Number	Amount	Stocks	Capital	issued	Deficit	Total	interests	Equity
	Unaudited
Balance as of April 1, 2026	230,598	35,684	890,742,444	87	(14)	38,662	117	(27,023)	11,829	(14)	11,815

Share based Compensation						81			81	-	81
Net loss	-	-	-	-	-	-	-	(1,869)	(1,869)	-	(1,869)

Balance as of June 30, 2026	230,598	35,684	890,742,444	87	(14)	38,743	117	(28,892)	10,041	(14)	10,027

	Preferred Stock		Common Stock		Shares to be	Additional Paid in	Accumulated		Non-controlling	Total
	Number	Amount	Number	Amount	issued	Capital	Deficit	Total	interests	Equity
	Unaudited
Balance as of April 1, 2025	230,598	-	534,758,474	52	337	5,956	(10,524)	(4,179)	(14)	(4,193)

Shares to be issued to service providers	-	-	-	-	13	-	-	13	-	13
Share based compensation	-	-	-	-	-	26	-	26	-	26
Net loss	-	-	-	-	-	-	(6)	(6)	-	(6)

Balance as of June 30, 2025	230,598	-	534,758,474	52	350	5,982	(10,530)	(4,146)	(14)	(4,160)

58

TECHLOTT INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	For The six Months Ended
	June 30,
	2026	2025
	Unaudited
Cash flows from operating activities:
Net loss	(3,437)	(172)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,067	12
Write-off of intangible assets	-	174
Share based compensation	159	6
Change in fair value of convertible loans and warrant liability and financial expenses, net	947	(314)
Financial expenses, net	4	10
Changes in operating assets and liabilities:
Other accounts receivables	65	8
Inventory	-	(32)
Accounts payable	626	11
Accounts payables – related party	(44)	84
Net cash used in operating activities	(613)	(213)
Cash flows from investing activities:
Research and development expenses capitalization	-	(1)
Net cash used in investing activities		(1)

Cash flows from financing activities:
Proceeds from issuance of Common Stock	698	124
Net cash provided by financing activities	698	124

Effect of exchange rate changes on cash	2	19
Change in cash and cash equivalents	87	(71)

Cash and cash equivalents at beginning of period	408	79

Cash and cash equivalents at end of period	495	8

Non-cash investing and financing activities
Related party debt conversion to option Common stock	-	-

The accompanying notes are an integral part of the financial statements.

59

TECHLOTT INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 1 – GENERAL

A. Techlott, Inc. (“Techlott”, “the Company”, “we” or “us”) was incorporated in the State of South Dakota on November 26, 2012 to engage in the acquisition, purchase, maintenance and creation of mobile software applications. The Company has not generated significant revenues from operations. On November 1, 2021 the Company was redomiciled in the State of Nevada. On May 29, 2026, the Company changed its name from AppYea Inc. to Techlott Inc.

The Company’s common stock is traded on the OTC Markets, OTCQB tier, under the symbol “LOTT”. The name change formed part of the Company’s strategic repositioning and increased focus on the development and commercialization of its lottery technology.

B. Strategic Development

On August 20, 2025 the Company entered into an agreement with Techlott Enterprises Ltd. (“Techlott Enterprises”), a Cypriot company, for the purchase (the “Techlott Purchase Agreement”) of proprietary blockchain-based decentralized lottery and gaming ecosystem leveraging smart contracts, verifiable randomness, and advanced infrastructure to deliver transparent, secure, and scalable lottery and gaming experiences (the “Technology”) and the underlying intellectual property for consideration consisting of shares of the Company’s common stock par value $0.0001 per share (the “Common Stock”). For further details, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

SleepX Ltd. is a company formed under the laws of the State of Israel and a wholly owned subsidiary of the Company (“SleepX”). SleepX is a research and development company that has developed a proprietary product for monitoring and treating sleep apnea and snoring. The technology is protected by several international patents. SleepX has incorporated, together with an unrelated third party, a privately held company under the laws of the State of Israel named Ta-nooma Ltd. (“Ta-nooma”). Ta-nooma has developed sleeping monitoring technology for which patent applications were filed and has no revenue from operations. Since its incorporation and as of the financial statements date, SleepX holds 66.7% of the voting interest of Ta-nooma.

C. Going Concern

The financial statements are presented on a going-concern basis. To date, the Company has not generated any significant revenues, suffered recurring losses from operations, incurred negative cash flows from operating activities, and is dependent upon external sources for financing its operations. As of June 30, 2026 the Company had an accumulated deficit of $28,892,000. In 2025, the Company recognized an intangible asset in the amount of $21,101,317 in connection with the issuance by the Company of shares of common stock to Techlott Enterprises Ltd. as consideration for the asset acquisition, with the equity component valued at $18,739,546. As a result of this transaction, the Company recorded an increase in shareholders’ equity at the end of 2025 in the same amount. As of June 30, 2026, the Company’s total shareholders’ equity was $10,027,000.

The accumulated deficit raises substantial doubt about the Company’s ability to continue as a going concern. The Company intends to continue to finance its operating activities by raising capital. There are no assurances that the Company will be successful in obtaining an adequate level of financing needed for its long-term research and development activities on commercially reasonable terms or at all. If the Company will not have sufficient liquidity resources, the Company may not be able to continue the development of its technology platform or may be required to implement cost reduction measures and may be required to delay part of its development activities. The financial statements do not include any adjustments for the values of assets and liabilities and their classification that may be necessary in the event that the Company is no longer able to continue its operations as a “going concern”.

60

TECHLOTT INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

The interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The interim financial statements do not include a full disclosure as required in annual financial statements and should be read with the annual financial statements of the Company as of December 31, 2025, from which the accompanying condensed consolidated balance sheet dated December 31, 2025, was derived. The accounting policies implemented in the interim financial statements are consistent with the accounting policies implemented in the annual financial statements as of December 31, 2025,

Use of Estimates in Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. The Company’s management believes that the estimates, judgments, and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

61

TECHLOTT INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 3 - RELATED PARTY BALANCES AND TRANSACTIONS

A.	Short-term loans from related parties

During 2021, SleepX borrowed from Nexense Technologies USA, Inc., a Delaware corporation which is majority owned by Boris Molchadsky, a director of the Company, an aggregate amount of $47,623. According to the agreement, the loan shall be repaid in the event that the Company’s profits are sufficient to repay the aggregate loan amount and upon such terms and in such installments as shall be determined by the Board. The loan shall bear interest at an annual rate equal to the minimum rate approved by applicable law in Israel (5.02% in 2026).

During 2020, the minority shareholder of Ta-nooma advanced a loan to Ta-nooma in the amount of NIS 115,725. The loan does not carry any interest expense and the repayment terms have yet to be determined. As of June 30, 2026, the loan balance amounted to NIS 115,725 ($34,319).

B.	Balances with related parties

	June 30, 2026	December 31, 2025
	In U.S. dollars in thousands

Liabilities:
Employees and payroll accruals (*)	1,249	685
Short term loans	86	84

C.	Transactions with related parties

	For the six months ended June 30,
	2026	2025
	In U.S. dollars in thousands
Expenses:
Consulting fees, Salaries and related costs	840	13
Share based compensation	159	6

(*)	Includes an amount related to the former Chief Executive Officer, who, as of January 19, 2025, is no longer considered a related party.

Directors of the Company do not receive compensation for their directorship roles as such. Company’s Bylaws provide that a director or officer shall be indemnified and held harmless by the Corporation, to the fullest extent permitted by the laws of the State of Nevada.

62

TECHLOTT INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - CONVERTIBLE LOANS AND WARRANTS

The following table summarizes fair value measurements by level as of June 30, 2026 and December 31, 2025 measured at fair value on a recurring basis:

June 30, 2026	Level 1	Level 2	Level 3	Total
	In U.S. dollars
Assets
None	-	-	-	-

Liabilities
Convertible Loans	-	-	948	948
Derivative liability – Anti-dilution rights	-	-	8,320	8,320

December 31, 2025	Level 1	Level 2	Level 3	Total
	In U.S. dollars
Assets
None	-	-	-	-

Liabilities
Convertible Loans	-	-	901	901
Derivative liability – Anti-dilution rights		-	7,103	7,103

The Convertible Loans changes consist of the following as of June 30, 2026 and December 31, 2025:

	Convertible Loans at Fair Value
	June 30, 2026	December 31, 2025
	$000
Opening Balance, (including short term loans from related party which is also convertible)	901	4,163
Transition from amortized cost to convertible loans measured at fair value	-	(869)
Change in fair value of convertible loans liability	47	(2,393)
Closing balance	948	901

The estimated fair values of the Convertible loans were measured according to the Monte Carlo Model using the following assumptions:

	As of June 30, 2026	As of December 31, 2025
Expected term (in years)	1.67	2
Expected average (Monte Carlo) volatility	65%	55.38%
Expected dividend yield	-	-
Risk-free interest rate	4.09%	3.4%
WACC	27%	26%

The Derivative liability – Anti-dilution rights changes consist of the following as of June 30, 2026 and December 31, 2025:

	Anti-Dilution Liabilities at Fair Value
	June 30, 2026	December 31, 2025
	$000
Opening Balance	7,103	-
Recognition of anti-dilution rights granted to new investors (see Note 8 – Capital raise)	329	7,103
Fair value adjustment	888	-
Closing balance	8,320	7,103

63

TECHLOTT INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 5 - STOCK BASED COMPENSATION

The table below sets forth option activity for the period:

	For the six months ended June 30, 2026
	Number of options	Weighted average exercise price
		in USD

Options outstanding on January 1, 2026	95,257,550	$0.0001
Options granted during the period	15,000,000	$0.0001
Options exercised during the period	-	$0.0001
Options cancelled during the period	(28,864,131)	$0.0001
Options outstanding at the end of period	81,393,419	$0.0001
Options exercisable at the end of period	81,393,419

*Includes 6,959,685 options purchased by employees from conversion of debt.

For the six months ended June 30, 2026 and 2025, the Company recognized expenses, to such options, in the amount of $159,000 and $6,562, respectively. The expense is non-cash stock-based compensation expense resulting from options awards to the Chief Executive Officer, Chief Financial Officer and advisors. The expense represents the aggregate grant date fair value for the option awards granted and vested during the periods presented, determined in accordance with FASB ASC Topic 718.

64

TECHLOTT INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 6 – SEGMENT INFORMATION

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer, who reviews financial information presented on a consolidated basis. The CODM uses consolidated operating margin and net income to assess financial performance and allocate resources. These financial metrics are used by the CODM to make key operating decisions, such as the determination of the rate at which the Company seeks to grow global operating margin and the allocation of budget between cost of revenues, sales and marketing, technology and development, and general and administrative expenses.

The following table presents selected financial information with respect to the Company’s single operating segment for the three and six months ended June 30, 2026 and 2025:

	For the period of three months ended June 30,		For the period of six months ended June 30,
	2026	2025	2026	2025
	Unaudited		Unaudited

Revenues	-	1	-	4
Cost of sales	-	4	-	8
Gross profit (loss)	-	(3)	-	(4)

Research and development expenses	225	221	434	215
Amortization of intangible assets	534	-	1,067	-
Sales and marketing expenses	52	32	75	49
General and administrative expenses	496	97	915	208

Operating loss	(1,307)	(353)	(2,491)	(476)

Change in fair value of convertible loans and warrant liability	(556)	358	(942)	314
Financial expenses, net	(6)	(11)	(4)	(10)

Net profit (loss)	(1,869)	(6)	(3,437)	(172)

65

TECHLOTT INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

NOTE 7 - CONTINGENT LIABILITIES

On August 11, 2022, a lawsuit was filed in the Tel Aviv Magistrate’s Court against our director and majority shareholder, Boris Molchadsky, G.P.I.S Ltd., an entity controlled by Mr. Molchadsky, Nexsense, Inc. (the former shareholder of SleepX Ltd.) and SleepX, Ltd., our subsidiary (collectively, the “Defendants”) [Civil lawsuit number 25441-08-22]. The suit was filed by a fund operating out of Israel. A copy of the claim was served to the defendants only six months after it was submitted to court, on February 21, 2023. The lawsuit is based on the alleged breach of partnership and loan agreements as well as other related allegations, including violation of agreements reached in a mediation proceeding that took place in 2015. On July 24, 2023, the Defendants (except for Nexsense, Inc.) filed a statement of defense, denying the allegations and argued that the claim should be dismissed, due to the statute of limitations, lack of cause of action, lack of jurisdiction, delay in filing the claim, and respecting SleepX, also due to the lack of standing between SleepX and the plaintiff.

Recently, the Magistrate’s Court in Tel Aviv accepted the request regarding lack of material jurisdiction, and the claim was then transferred to the economic department of the District Court in Tel Aviv.

A preliminary hearing was held on February 14, 2024. The presiding judge did not rule on the preliminary pleadings and urged the parties to attempt mediation before the ruling. The parties are considering different mediators (which must be mutually agreed to) and following the selection of a mediator, the parties will schedule a date for the mediation.

NOTE 8 - SIGNIFICANT EVENTS DURING AND AFTER THE PERIOD

(i) Capital raise

On January 27, 2026, the Company received gross proceeds of $750,000 from four qualified investors in consideration for the issuance, in the aggregate, of 34,090,910 shares of the Company’s common stock. Net proceeds received by the Company, after deduction of offering and placement agent fees, amounted to $697,500.

One of the abovementioned investors has invested $450,000 and received warrants to purchase 20,454,545 additional shares of common stock, exercisable for a period of three years at an exercise price of $0.026 per share. The investor was granted anti-dilution protection rights. Pursuant to the terms of the agreement, the investor is entitled to anti-dilution protection rights designed to maintain its ownership interest of approximately 1.4% of the Company on a fully diluted basis in connection with future capital raises of up to $7 million.

Derivative liability – Anti-dilution rights

(i) These rights entitle the holders to receive additional shares of the Company’s common stock upon future capital raises (up to specified thresholds), in order to maintain their relative ownership. As the number of shares to be issued is variable, these rights are not considered indexed to the Company’s own stock. Accordingly, under ASC 815-40, such rights are classified as derivative liabilities.

(ii) The derivative liabilities are measured at fair value, with changes in fair value recognized in the statement of operations under “change in fair value of derivative liabilities.” The liabilities are presented within current or non-current liabilities in the balance sheet, based on the expected timing of settlement.

(iii) The anti-dilution protection is triggered upon future equity financings up to $7 million.

a. Valuation methodology

(i) The fair value of the anti-dilution feature was determined using a scenario-based approach that considers potential future financing outcomes.

(ii) For each scenario, the Company estimated (i) the value of the shares assuming the anti-dilution protection is in place and (ii) the value assuming no such protection exists. The incremental value attributable to the anti-dilution feature represents the difference between these two outcomes.

(iii) The expected value across scenarios was probability-weighted and subsequently discounted to present value using an appropriate weighted average cost of capital.

(iv) Key assumptions include expected future Company valuations, dilution rates in potential capital raises, timing of potential financing events, and the probability assigned to each scenario.

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b. Anti-dilution liability valuation

(i) The valuation reflects scenario analysis of potential future financing events. Two representative scenarios were considered: (i) a financing event at a Company valuation of approximately $50 million, assuming a 15% new share issuance, and (ii) a financing event at a Company valuation of approximately $100 million, assuming a 10% new share issuance. These scenarios were assigned probabilities of 80% and 20%, respectively.

(ii) The resulting fair value reflects the probability-weighted outcomes of these scenarios, consistent with the valuation methodology described above. The valuation involves significant unobservable inputs and is classified within Level 3 of the fair value hierarchy.

(iii) Changes in key assumptions, including expected Company valuation and dilution rates, could result in a material change in the fair value of the derivative liability.

(ii) Settlement with former CEO

In January 2026, the Company entered into a settlement and release agreement with its former Chief Executive Officer, Mr. Adi Shamer.

Pursuant to the agreement, Mr. Shamer agreed to fully release and discharge the Company from any and all claims. In connection with the settlement, Mr. Shamer returned to the Company 28,864,131 vested but unexercised stock options previously granted to him.

In consideration for the foregoing, the Company paid Mr. Shamer NIS 150,000 (approximately $47,318).

Following the execution of the agreement, Mr. Shamer holds 3,008,288 shares of the Company’s common stock.

(iii) In connection with the consulting agreement entered into with the Company’s Chief Financial Officer (“CFO”), the Company agreed to grant an aggregate of 15,000,000 stock options, vesting in two equal tranches: the first tranche vested on March 31, 2026, and the second tranche vested on June 30, 2026. The aggregate grant date fair value of the options was approximately $159,000.

NOTE 9 - SUBSEQUENT EVENTS

On August 6, 2026, the Company entered into a Platform License and Services Agreement (the “Gambia Agreement”) with a company that holds an exclusive license to operate lottery and gaming operations in The Gambia (the “Operator”). Pursuant to the Gambia Agreement, the Company licenses its modular web-based lottery platform and provides related services to the Operator for a term of five years from the platform launch date, subject to automatic renewal for successive 24-month periods. The Company retains all intellectual property rights in the platform. As consideration, the Operator will pay the Company a tiered share of monthly gross revenue generated through the platform. The Gambia Agreement is governed by the laws of Cyprus.

On August 12, 2026, the Company entered into the following agreements with Bary (Boris) Molchadsky, a director of the Company: (i) a Consulting Agreement providing for a monthly consulting fee of $10,000 plus applicable VAT, accruing from January 1, 2026, and certain related payments; and (ii) a SleepX Transfer Agreement providing for the transfer to Mr. Molchadsky of the Company’s equity interest in SleepX Ltd. in two tranches, forty-nine percent (49%) upon execution and the remaining fifty-one percent (51%) upon the earlier of the Company’s uplisting to a national securities exchange and June 30, 2027. Also on August 12, 2026, the Board of Directors and the majority stockholders of the Company approved by written consent the increase in the Company’s authorized shares of common stock to 10,000,000,000 shares and the ratification of certain prior corporate actions, subject to required regulatory approval.

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